                                                                    EXHIBIT 10.7






                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                  BY AND AMONG

                                 FLOWSERVE B.V.,

                                  AS APPLICANT


                              FLOWSERVE CORPORATION

                                       AND

             THE MATERIAL SUBSIDIARIES LISTED ON SCHEDULE 1 HERETO,

                                  AS GUARANTORS


                             CALYON NEW YORK BRANCH,

                   AS ADMINISTRATIVE AGENT AND ISSUING LENDER

                                       AND

                            THE LENDERS NAMED HEREIN,

                                     LENDERS

                                      * * *

                                   $89,250,000

                                      * * *


                                  JULY 28, 2004

                                TABLE OF CONTENTS

                                                                                                                 PAGE

SECTION 1         DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Number and Gender of Words; Other References...................................................17
         1.3      Accounting Terms...............................................................................17

SECTION 2         LETTER OF CREDIT FACILITY......................................................................18
         2.1      Letter of Credit Commitment....................................................................18
         2.2      Request for Issuance of Letter of Credit.......................................................20
         2.3      Amendment Procedures...........................................................................20
         2.4      Extension of Credit Expiration Date............................................................20
         2.5      Mandatory Letter of Credit Commitment Reduction................................................21

SECTION 3         REIMBURSEMENT AND PAYMENT OBLIGATIONS..........................................................21
         3.1      Reimbursement of Drawings Under a Letter of Credit.............................................21
         3.2      Fees and Commissions...........................................................................21
         3.3      Computation of Rates and Fees..................................................................22
         3.4      Additional Costs...............................................................................22
         3.5      Expenses; Indemnification......................................................................23
         3.6      Taxes..........................................................................................24
         3.7      Form and Currency of Payments..................................................................26
         3.8      Acceleration of Undrawn Amounts................................................................27
         3.9      Maximum Rate...................................................................................28

SECTION 4         GUARANTY.......................................................................................28
         4.1      Guaranty of Payment............................................................................28
         4.2      Obligations Unconditional......................................................................29
         4.3      Modifications..................................................................................29
         4.4      Waiver of Rights...............................................................................30
         4.5      Reinstatement..................................................................................30
         4.6      Remedies.......................................................................................30
         4.7      Subrogation....................................................................................30

SECTION 5         CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT.......................................30
         5.1      Agreement......................................................................................31
         5.2      Officer's Certificate..........................................................................31
         5.3      Evidence of Authority..........................................................................31
         5.4      Organizational Documents.......................................................................31
         5.5      Opinion of Counsel.............................................................................31
         5.6      Financial Information..........................................................................31
         5.7      Litigation.....................................................................................31
         5.8      Compliance with Financial Obligations..........................................................32
         5.9      Intercompany Indebtedness......................................................................32
         5.10     EIB Loan.......................................................................................32
         5.11     Parent Credit Agreement........................................................................32
         5.12     Additional Information.........................................................................32

SECTION 6         REPRESENTATIONS AND WARRANTIES.................................................................32
         6.1      Organization, Powers...........................................................................32

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         6.2      Authorization..................................................................................32
         6.3      Enforceability.................................................................................32
         6.4      Governmental Approvals.........................................................................33
         6.5      Financial Statements...........................................................................33
         6.6      No Material Adverse Change.....................................................................33
         6.7      Title to Properties; Possession Under Leases...................................................33
         6.8      Subsidiaries...................................................................................33
         6.9      Litigation; Compliance with Laws...............................................................33
         6.10     Agreements.....................................................................................34
         6.11     Federal Reserve Regulations....................................................................34
         6.12     Investment Company Act; Public Utility Holding Company Act.....................................34
         6.13     Tax Returns....................................................................................34
         6.14     No Material Misstatements......................................................................34
         6.15     Employee Benefit Plans.........................................................................35
         6.16     Environmental Matters..........................................................................35
         6.17     Labor Matters..................................................................................35
         6.18     Solvency.......................................................................................35
         6.19     Projections....................................................................................35
         6.20     Senior Indebtedness............................................................................36
         6.21     Consolidated Coverage Ratio....................................................................36
         6.22     EIB Loan.......................................................................................36

SECTION 7         AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES....................................................36
         7.1      Existence; Businesses and Properties...........................................................36
         7.2      Insurance......................................................................................36
         7.3      Obligations and Taxes..........................................................................36
         7.4      Financial Statements, Reports, etc.............................................................37
         7.5      Litigation and Other Notices...................................................................39
         7.6      Maintaining Records; Access to Properties and Inspections......................................39
         7.7      Use of Proceeds................................................................................40
         7.8      Further Assurances.............................................................................40
         7.9      Interest Rate Protection.......................................................................40
         7.10     EIB Loan.......................................................................................40

SECTION 8         NEGATIVE COVENANTS OF THE CREDIT PARTIES.......................................................40
         8.1      Indebtedness...................................................................................40
         8.2      Liens..........................................................................................42
         8.3      Sale and Lease-Back Transactions...............................................................43
         8.4      Investments, Loans and Advances................................................................43
         8.5      Mergers, Consolidations, Sales of Assets and Acquisitions......................................45
         8.6      Dividends and Distributions; Restrictive Agreements............................................46
         8.7      Transactions with Affiliates...................................................................47
         8.8      Business of the Credit Parties.................................................................48
         8.9      Other Indebtedness and Agreements..............................................................48
         8.10     Capital Expenditures...........................................................................48
         8.11     Interest Coverage Ratio........................................................................48
         8.12     Fixed Charge Coverage Ratio....................................................................49
         8.13     Maximum Leverage Ratio.........................................................................49
         8.14     Designated Senior Indebtedness.................................................................49
         8.15     Fiscal Year....................................................................................49


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

SECTION 9         EVENTS OF DEFAULT..............................................................................49
         9.1      Events of Default..............................................................................50
         9.2      Remedies Upon Event of Default.................................................................51

SECTION 10         AGREEMENT AMONG LENDERS.......................................................................52
         10.1     Administrative Agent...........................................................................52
         10.2     Expenses.......................................................................................53
         10.3     Proportionate Absorption of Losses.............................................................53
         10.4     Delegation of Duties; Reliance.................................................................53
         10.5     Limitation of Liability........................................................................54
         10.6     Default; Collateral............................................................................55
         10.7     Limitation of Liability........................................................................55
         10.8     Relationship of Lenders........................................................................55
         10.9     Benefits of Agreement..........................................................................55
         10.10    Obligation Several.............................................................................55

SECTION 11         MISCELLANEOUS.................................................................................55
         11.1     Headings.......................................................................................55
         11.2     Nonbusiness Days...............................................................................55
         11.3     Communications.................................................................................56
         11.4     Form and Number of Documents...................................................................56
         11.5     Survival.......................................................................................56
         11.6     Governing Law..................................................................................56
         11.7     Invalid Provisions.............................................................................56
         11.8     Entirety.......................................................................................56
         11.9     Jurisdiction; Venue; Service of Process; Jury Trial............................................57
         11.10    Amendments, Consents, Conflicts, and Waivers...................................................57
         11.11    Multiple Counterparts..........................................................................58
         11.12    Successors and Assigns; Assignments and Participations.........................................58
         11.13    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances....................60
         11.14    Judgment Currency..............................................................................61
         11.15    Setoff.........................................................................................61
         11.16    Confidentiality................................................................................61
         11.17    USA PATRIOT Act Notice.........................................................................62

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

SCHEDULES AND EXHIBITS

         Schedule 1        Material Subsidiaries
         Schedule 1.1(a)   Fifth Third Letters of Credit
         Schedule 2.1      Lenders and Commitments
         Schedule 6.8      Subsidiaries
         Schedule 6.9      Litigation
         Schedule 6.16     Environmental Matters
         Schedule 8.1(a)   Existing Indebtedness
         Schedule 8.1(d)   Existing Purchase Money Indebtedness
         Schedule 8.1(e)   Existing Capital Lease Obligations
         Schedule 8.1(f)   Outstanding Industrial Revenue Bonds
         Schedule 8.1(g)   Existing Indebtedness of Foreign Subsidiaries
         Schedule 8.2      Existing Liens
         Schedule 8.4      Existing Intercompany Loans

         Exhibit A         Assignment of Cash Collateral Account
         Exhibit B         Form of Assignment and Acceptance
         Exhibit C         Form of Letter of Credit


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


         THIS LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT is made and entered into as of this 28th day of July, 2004, by and between FLOWSERVE B.V., a company organized under the laws of the Netherlands (the "COMPANY" or "FBV"), FLOWSERVE CORPORATION, a New York corporation, and the Material Subsidiaries (hereinafter defined) listed on SCHEDULE 1 hereto (each a "GUARANTOR" and collectively, the "GUARANTORS"), the LENDERS (hereinafter defined), and CALYON NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the laws of the Republic of France, as Administrative Agent (hereinafter defined) for itself and the other Lenders.

                                   WITNESSETH:

         WHEREAS, the Company has requested that (a) the Issuing Lender issue for the Company's account, a letter of credit in the amount of $89,250,000 in order to support that certain credit arrangement between the Company and the EIB, and (ii) the Lenders purchase participations in such letter of credit from Issuing Lender; and

         WHEREAS, the Issuing Lender is willing to issue the requested letter of credit for the account of the Company and the Lenders are willing to purchase participations therein under the terms and conditions hereinafter set forth, including, without limitation, the guarantee of the reimbursement obligations of the Company by the Guarantors;

         NOW, THEREFORE, for and in consideration of the terms, agreements and covenants set forth herein, the parties hereto do hereby agree as follows:

SECTION 1 DEFINITIONS

         1.1 DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this SECTION 1 or in the Section or recital referred to:

         "ABN" means ABN Amro Bank N.V. and any successor thereto.

         "ABN STANDBY CREDIT" means bank guarantees, surety and performance bonds, letters of credit, and similar financial accommodations issued by ABN or any Affiliate thereof for the account of the Parent or any of its Subsidiaries solely to support contractual obligations of the Parent and its Subsidiaries incurred in the ordinary course of business of the Parent and its Subsidiaries.

         "ACQUISITION" means the Parent's acquisition of (i) 100% of the share capital of Invensys plc, and (ii) certain assets of certain subsidiaries of Invensys plc.

         "ADMINISTRATIVE AGENT" means Calyon New York Branch, and its permitted successor or successors as administrative agent for the Lenders under this Agreement.

         "AFFILIATE" of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "AGREEMENT" means this Letter of Credit and Reimbursement Agreement, of which this SECTION 1 forms a part, together with all amendments and modifications thereof and supplements and attachments thereto.

         "APPLICABLE LETTER OF CREDIT FEE" means, for any day, with respect to the Letter of Credit, the applicable fee set forth below based upon the Leverage Ratio as of the relevant date of determination:

                                    APPLICABLE LETTER OF CREDIT FEE
         PRICING LEVEL                      LEVERAGE RATIO                LETTER OF CREDIT FEE
         -------------              -------------------------------       --------------------
               1                      > or equal to 4.00 to 1.0                    2.50%
               2               > or equal to  3.50 to 1.0 < 4.00 to 1.0            2.25%
               3               > or equal to  3.00 to 1.0 < 3.50 to 1.0            2.00%
               4               > or equal to  2.50 to 1.0 < 3.00 to 1.0            1.75%
               5                              < 2.50 to 1.0                        1.50%

         Each change in the Applicable Letter of Credit Fee resulting from a change in the Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by SECTION 7.4(a)(i) or 7.4(a)(ii) and SECTION 7.4(a)(iii), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Parent has failed to deliver the financial statements and certificates required by SECTION 7.4(a)(i) or 7.4(A)(ii) and
SECTION 7.4(a)(iii), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Level 1 for purposes of determining the Applicable Letter of Credit Fee.

         "ASSET SALE" means the sale, transfer, or other disposition (by way of merger, casualty, condemnation, or otherwise), other than an Asset Swap, by the Parent or any of its Subsidiaries (other than the Company or the Material Subsidiaries) to any Person other than the Parent or any other Credit Party of:
(a) any capital stock or other equity interests of any of the Parent's Subsidiaries (other than directors' qualifying shares) or (b) any other assets of the Parent or any of its Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) the sale of Program Receivables pursuant to the Receivables Program, (iii) dispositions between or among Subsidiaries of the Parent that are not Credit Parties, (iv) dispositions from Credit Parties to Subsidiaries of the Parent that are not Credit Parties of assets having an aggregate value not in excess of the Dollar Equivalent amount of $25,000,000 (from and after August 8, 2000) and (v) sales, transfers, or other dispositions (in addition to those described in CLAUSES (i) through (IV) above) in any fiscal year of the Parent of assets having an aggregate value not in excess of $5,000,000).

         "ASSET SWAP" means any transfer of assets of the Parent or any of its Subsidiaries (other than the Company or the Material Subsidiaries) to any Person other than the Parent or any Affiliate of the Parent in exchange for assets of such Person if such exchange would qualify, whether in part or in full, as a like-kind exchange pursuant to Section 1031 of the Code. Nothing in this definition shall require the Parent or any of its Subsidiaries to elect that
Section 1031 of the Code be applicable to any Asset Swap.

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement substantially in the form of EXHIBIT B attached hereto.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "ASSIGNMENT OF CASH COLLATERAL ACCOUNT" means that certain Assignment of Cash Collateral Account substantially in the form of EXHIBIT A attached hereto and incorporated herein by reference, executed by the Company for the benefit of the Administrative Agent (for the benefit of the Lenders) with respect to the Cash Collateral Account.

         "ATTRIBUTABLE OBLIGATION" of any Person means, with respect to any Sale and Lease-Back Transaction of such Person as of any particular time, the present value at such time discounted at the rate of interest implicit in the terms of the lease of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of such Person, be extended).

         "AVAILABLE AMOUNT" means, for each day on which the Letter of Credit shall remain in effect, the aggregate maximum amount which is available to be drawn under the Letter of Credit.

         "BENEFICIARY" means the EIB.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by Law to close; provided, however, that when used in connection with the LIBOR Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the applicable interbank market.

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant, and equipment and other capital expenditures of the Parent and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Parent for such period prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by the Parent and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace, or rebuild property to the condition of such property immediately prior to any damage, loss, destruction, or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards, or damage recovery proceeds relating to any such damage, loss, destruction, or condemnation; provided, however, that (i) amounts reinvested as contemplated in the proviso to CLAUSE (a) in the definition of Net Cash Proceeds and (ii) the acquisition of assets pursuant to any Permitted Acquisition shall not be deemed Capital Expenditures.

         "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CAPTIVE INSURANCE COMPANY" shall have the meaning assigned to it in
SECTION 8.8 hereof.

         "CASH COLLATERAL" shall have the meaning assigned to it in SECTION 3.8 hereof.

         "CASH COLLATERAL ACCOUNT" means the segregated cash collateral account of the Company at the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, established pursuant to SECTION 3.8 hereof, styled Flowserve B.V. Cash Collateral Account, which account is pledged to the Administrative Agent (for the benefit of the Lenders) pursuant to the Assignment of Cash Collateral Account.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "CASH COLLATERAL CALL EVENT" means the occurrence and continuance of an Event of Default.

         "CASUALTY PROCEEDS" shall have the meaning assigned to such term in the "Mortgages" defined in and delivered pursuant to the Parent Credit Agreement.

         "CLOSING DATE" means the later of (a) the date of the Agreement, or (b) the date the Company has satisfied all of the conditions precedent set forth in
SECTION 5 hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

         "COMMITTED SUM" means, as the case may be, the amount stated beside each Lender's name on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with this Agreement).

         "COMPANY" shall have the meaning assigned to it in the preamble hereof.

         "CONDEMNATION PROCEEDS" shall have the meaning assigned to such term in the "Mortgages" defined in and delivered pursuant to the Parent Credit Agreement.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period,
(iv) any extraordinary losses or extraordinary non-cash charges for such period,
(v) the amount of premium payments made by Parent or its Subsidiaries associated with the repurchase or prepayment of the Subordinated Notes from the proceeds of the Fall 2001 Equity Issuance and the amount of such premium payments associated with any further repurchase or repayment of the Subordinated Notes to the extent such repurchase or prepayment is permitted hereunder, (vi) integration and restructuring charges in connection with the IDP Transactions and taken with respect to periods ended on or prior to December 31, 2001, (vii) integration and restructuring charges in connection with the Acquisition and taken with respect to periods ended on or prior to June 30, 2004, in an aggregate amount not to exceed $40,000,000, and (viii) restructuring and integration charges taken with respect to periods beginning on July 1, 2003 and ended on or prior to December 31, 2004, in an aggregate amount not to exceed $15,000,000, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of (a) Consolidated Interest Expense for such period, (b) the aggregate amount of scheduled principal payments (whether or not made) during such period in respect of long term Indebtedness of the Parent and its Subsidiaries (other than payments made by the Parent or any of its Subsidiaries to the Parent or any other Subsidiary of the Parent), (c) Capital Expenditures for such period, (d) the aggregate amount of Taxes paid in cash by the Parent and its Subsidiaries during such period, and (e) the aggregate amount of Restricted Payments made in cash by the Parent and its Subsidiaries during such period in accordance with
SECTION 8.6 (other than SECTION 8.6(a)(II)).

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum, without duplication, of:
(a) all interest, premium payments (other than premium payments associated with the repurchase or prepayment of the Subordinated Notes from


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
proceeds of the Fall 2001 Equity Issuance), fees, charges, and related expenses payable by the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest and interest paid on intercompany loans) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and payable in cash, (b) the portion of rent payable by the Parent and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and payable in cash, and (c) all fees, discounts, premiums, expenses, or similar amounts incurred by the Parent or any of its Subsidiaries in connection with the Receivables Program for such period, including purchase discounts (net of any loss reserves), purchase premiums, operating expense fees, structuring fees, collection agent fees, unutilized purchase limit fees, and other similar fees and expenses.

         "CONSOLIDATED NET INCOME" means, for any period, the net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded: (a) the income of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule, or regulation applicable to such Subsidiary, and (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any Subsidiary of the Parent or the date that such Person's assets are acquired by the Parent or any Subsidiary of the Parent.

         "CREDIT EXPIRATION DATE" means May 31, 2006, the expiry date of the Letter of Credit, or any subsequent expiry date of the Letter of Credit if extended pursuant to SECTION 2.4.

         "CREDIT PARTIES" means the Company, the Parent and each Material Subsidiary; and "CREDIT PARTY" means any one of them.

         "CURRENT ASSETS" means, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Parent and its Subsidiaries.

         "CURRENT LIABILITIES" means, at any time, the consolidated current liabilities of the Parent and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and
(b) outstanding "Revolving Loans" and "Swingline Loans" under and as defined in the Parent Credit Agreement.

         "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights, remedies or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time.

         "DEFAULT" means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "DEFAULT RATE" means a per annum rate of interest equal from day to day to the lesser of (a)(i) the LIBOR Rate, plus (ii) the Applicable Letter of Credit Fee, plus (iii) 2% or (b) the Maximum Rate.

         "DEFEASED IRBS" means the industrial revenue bonds due January 15, 2015 and issued by the City of Albuquerque, New Mexico in the aggregate principal amount of $15,000,000.

         "DETERMINING LENDERS" means for all purposes under the Loan Papers, (i) on any date of determination occurring prior to the date upon which the Letter of Credit Commitment has been


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
terminated, those Lenders who collectively hold at least 51% of the Letter of Credit Commitment; and (ii) on any date of determination occurring on or after the date upon which the Letter of Credit Commitment has been terminated, those Lenders who collectively hold at least 51% of the LC Exposure.

         "DOLLAR EQUIVALENT AMOUNT" means: (a) with respect to any amount of any currency on any day, the equivalent amount in Dollars of such amount of such currency as determined by Administrative Agent using the applicable Exchange Rate on such day, and (b) with respect to any amount of Dollars, such amount.

         "DOLLAR SUBORDINATED NOTE INDENTURE" means the indenture dated as of August 8, 2000, between the Parent, the guarantors identified therein, and The Bank of New York, as trustee, as in effect on the date hereof and as hereafter amended from time to time in accordance with the requirements thereof and of this Agreement, pursuant to which the Dollar Subordinated Notes are issued.

         "DOLLAR SUBORDINATED NOTES" means the Parent's 12-1/4% Senior Subordinated Notes due 2010, in an initial aggregate principal amount of $290,000,000 and an aggregate outstanding principal amount as of the date hereof of $188,500,000, issued pursuant to the Dollar Subordinated Note Indenture and any notes issued by the Parent in exchange for the Dollar Subordinated Notes, as contemplated by the Dollar Subordinated Note Indenture, with substantially identical terms as the Dollar Subordinated Notes.

         "DOLLARS" and the sign "$" mean the lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries of the Parent incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.

         "DRAWING" means a demand for payment under the Letter of Credit in accordance with its terms.

         "EIB" means the European Investment Bank, having its seat in Luxembourg.

         "EIB LOAN" means the loan from the EIB to the Company and the Parent, as evidenced by that certain Finance Contract dated as of April 14, 2004, between the Company, the Parent, and the EIB, as amended by letter agreement dated June 30, 2004, and as it may otherwise be amended or supplemented from time to time.

         "ELIGIBLE ASSIGNEE" means: (a) a Lender; (b) an Affiliate of a Lender with a senior issuer rating from Moody's and S&P equal to or greater than the rating of the assigning Lender; and (c) any other Person approved by the Administrative Agent and Issuing Lender and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 11.12(b), the Company (such approval not to be unreasonably withheld by the Administrative Agent, Issuing Lender and the Company); provided, however, that neither the Company nor any Affiliate of the Company shall qualify as an Eligible Assignee.

         "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, local, and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments and orders (including consent orders), in each case, relating to protection of the environment, natural resources, human health and safety as related to Hazardous Materials or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, or handling of, or the arrangement for such activities with respect to, Hazardous Materials.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "ENVIRONMENTAL LIABILITY" means liabilities, obligations, claims, actions, suits, judgments, or orders under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including fees and expenses of attorneys and consultants) or costs, including those arising from or relating to: (a) any action to address the on- or off-site presence, Release of, or exposure to, Hazardous Materials; (b) permitting and licensing, administrative oversight, insurance premiums, and financial assurance requirements; (c) any personal injury (including death), property damage (real or personal), or natural resource damage; and (d) the compliance or non-compliance with any Environmental Law.

         "EQUITY ISSUANCE" means any issuance or sale by the Parent or any of its Subsidiaries of any capital stock or other equity interests of the Parent or any Subsidiary of the Parent, as applicable, or any obligations convertible into or exchangeable for, or giving any Person a right, option, or warrant to acquire such capital stock or equity interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to the Parent or any of its Subsidiaries, (b) any issuance of directors' qualifying shares, and
(c) sales or issuances of common stock of the Parent to management or employees of the Parent or any of its Subsidiaries under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA EVENT" means: (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan or the withdrawal or partial withdrawal of any Credit Party or any of its ERISA Affiliates from any Multiemployer Plan; (e) the receipt by any Credit Party or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by any Credit Party or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" (within the meaning of Section 4975 of the Code) with respect to which any Credit Party incurs liability; (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of any Credit Party; or (j) any Foreign Benefit Event.

         "EURO" and the sign "E" mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "EURO SUBORDINATED NOTE INDENTURE" means the indenture dated as of August 8, 2000, between FFBV, the Parent, the other guarantors identified therein, and The Bank of New York, as trustee, as in effect on the date hereof and as hereafter amended from time to time in accordance with the requirements thereof and of this Agreement, pursuant to which the Euro Subordinated Notes are issued.

         "EURO SUBORDINATED NOTES" means FFBV's 12-1/4% Senior Subordinated Notes due 2010, in an initial aggregate principal amount of E100,000,000 and an aggregate outstanding principal amount as of the date hereof of E65,000,000, issued pursuant to the Euro Subordinated Note Indenture and any notes issued by FFBV in exchange for the Euro Subordinated Notes, as contemplated by the Euro Subordinated Note Indenture, with substantially identical terms as the Euro Subordinated Notes.

         "EVENT OF DEFAULT" shall have the meaning assigned to it in SECTION 9.1 hereof.

         "EXCESS CASH FLOW" means, for any fiscal year of the Parent, (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and
(ii) reductions to noncash working capital of the Parent and it Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), other than any such reduction attributable solely to the establishment during such fiscal year of the Receivables Program, less (b) the sum, without duplication, of (i) the amount of any Taxes payable in cash by the Parent and its Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year, (iii) Capital Expenditures made in cash in accordance with SECTION 8.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, Equity Issuances, Casualty Proceeds, Condemnation Proceeds, or other proceeds that would not be included in Consolidated EBITDA, (iv) permanent repayments of Indebtedness (other than repurchases or prepayments of the Subordinated Notes out of proceeds of the Fall 2001 Equity Issuance) made by the Parent and its Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) for the fiscal years ending December 31, 2002, December 31, 2003, and December 31, 2004, cash restructuring expenses and cash integration expenses, to the extent added to Consolidated Net Income in determining Consolidated EBITDA for such year, (vi) for the fiscal year ending December 31, 2002, capitalized cash restructuring expenses and cash integration expenses in an amount not to exceed $10,000,000, (vii) the amount of extraordinary cash losses for such period to the extent added to Consolidated Net Income in determining Consolidated EBITDA for such year, and (viii) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year); provided that to the extent otherwise included therein, the gains and losses attributable to Asset Sales shall be excluded from the calculation of Excess Cash Flow.

         "EXCHANGE RATE" means with respect to any currency on any date of determination, the spot rate at which such currency may be exchanged into Dollars on such date determined by reference to such publicly available service for displaying exchange rates for such date as may be agreed upon from time to time by the Administrative Agent and the Company or, in the absence of such agreement, the "EXCHANGE RATE" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars with such currency, for delivery two (2) Business Days later; provided, however, that if, at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any method (including obtaining quotes from two (2) or more market makers for such currency) as it reasonably deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

         "FALL 2001 EQUITY ISSUANCE" means the public offering of the Parent's common stock made by the Parent on November 21, 2001 resulting in gross cash proceeds of $154,890,850.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "FBV" shall have the meaning assigned to it in the preamble hereof.

         "FBV CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant, and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace, or rebuild property to the condition of such property immediately prior to any damage, loss, destruction, or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards, or damage recovery proceeds relating to any such damage, loss, destruction, or condemnation.

         "FBV EBITDA" means, for any period, FBV Net Income for such period, plus (a) without duplication and to the extent deducted in determining such FBV Net Income, the sum of (i) FBV Interest Expense for such period; (ii) consolidated income tax expense for such period; (iii) all amounts attributable to depreciation and amortization for such period; (iv) any extraordinary losses for such period; (v) any expenses resulting from earn-out payments, royalties, management fees, redistributions paid to any of the Parent's Subsidiaries that are not consolidated with the Company's consolidated financial statements, and minus (b) without duplication and to the extent included in determining such FBV Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

         "FBV FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of
(a) FBV EBITDA minus FBV Capital Expenditures for such period to (b) FBV Fixed Charges for such period.

         "FBV FIXED CHARGES" means, for any period, the sum of (a) FBV Interest Expense for such period, (b) the aggregate amount of scheduled principal payments (whether or not made) during such period in respect of long term Indebtedness of the Company and its Subsidiaries (other than payments made by the Company or any of its Subsidiaries to the Company or any other Subsidiary of the Company), (c) the aggregate amount of Taxes paid in cash by the Company and its Subsidiaries during such period, and (d) the aggregate amount of distributions paid in cash by the Company and its Subsidiaries for the purposes of dividends, earn-out payments, loans, royalties, management fees, redistributions, principal payments of intercompany loan payables, and other similar items (reasonably determined by the Administrative Agent) paid by Company to any Subsidiary of the Parent that is not consolidated with the Company.

         "FBV INTEREST EXPENSE" means for any period, for the Company and its Subsidiaries on a consolidated basis, the sum, without duplication, of: (a) all interest, premium payments, fees, charges, and related expenses payable by the Company and its Subsidiaries in connection with borrowed money (including capitalized interest and interest paid on intercompany loans) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and payable in cash, and (b) the portion of rent payable by the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and payable in cash.

         "FBV LEVERAGE RATIO" means, on any date, the ratio of the total consolidated Indebtedness of the Company and its Subsidiaries on such date (excluding Indebtedness under SECTION 8.1(c)) to FBV EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "FBV NET INCOME" means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "FFBV" means Flowserve Finance B.V., a Netherlands corporation (besloten vennootschap) and a wholly owned Subsidiary of the Parent.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by the Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         "FIFTH THIRD LETTER OF CREDIT" means each letter of credit previously issued for the account of the Parent or any of its Subsidiaries that: (a) is outstanding on the date hereof, and (b) is listed on SCHEDULE 1.1(a).

         "FINANCIAL OFFICER" of any Person means the chief financial officer, principal accounting officer, treasurer, or controller of such Person.

         "FINSUB" means a bankruptcy-remote, wholly owned Subsidiary of the Parent, organized solely for the purpose of engaging in the Receivables Program.

         "FOREIGN BENEFIT EVENT" means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of the Dollar Equivalent Amount of $5,000,000 by any Credit Party under applicable Law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable Law that results in the incurrence of any liability by any Credit Party, or the imposition on any Credit Party of any fine, excise tax, or penalty resulting from any noncompliance with any applicable Law, in each case in excess of the Dollar Equivalent Amount of $5,000,000.

         "FOREIGN PENSION PLAN" shall mean any benefit plan which under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

         "FOREIGN SUBSIDIARY" means any Subsidiary of the Parent that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "GOVERNMENTAL AUTHORITY" means any: (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality; (b) private arbitration board or panel; or (c) central bank.

         "GOVERNMENTAL REQUIREMENT" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorization and the like and any other requirements of any government or any commission, board, court, agency, instrumentally or political subdivision thereof.

         "GUARANTORS" means the Parent and each Material Subsidiary, and "GUARANTOR" means any one of them.

         "GUARANTY" means the Guaranty of each Guarantor made under SECTION 4 hereof.

         "HAZARDOUS MATERIALS" means: (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons, and all other ozone-depleting substances, in each case regulated by any Environmental Law, and
(b) any chemical, material, substance, or waste that is prohibited, limited, or regulated by or pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement.

         "IDP" means Ingersoll-Dresser Pump Company, a Delaware general partnership.

         "IDP PURCHASE AGREEMENT" means the Purchase Agreement dated as of February 9, 2000, as amended by Amendment No. 1 dated as of July 14, 2000 among the Parent, Flowserve RED Corporation, IDP Acquisition, LLC, and Ingersoll Rand Company.

         "IDP TRANSACTIONS" means the acquisition of the partnership interests in IDP pursuant to the IDP Purchase Agreement on or about August 8, 2000.

         "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such person of Indebtedness of third parties, (h) all Capital Lease Obligations of such Person, (i) all obligations of such person as an account party in respect of letters of credit, and (j) all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. In addition, for purposes of this Agreement, the Indebtedness of Finsub shall also include all consideration provided to Finsub by the purchaser of Program Receivables less any amounts collected with respect to such Program Receivables. Notwithstanding the foregoing, so long as the Defeased IRBs are owned by the Parent or a wholly owned subsidiary, neither the Defeased IRBs nor any guarantee thereof shall constitute Indebtedness hereunder.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "INVESTMENT GRADE RATINGS" means that the credit rating of the Parent's senior unsecured, non-credit-enhanced long-term debt is (a) BBB- or higher, as determined by S&P, and (b) Baa3 or higher, as determined by Moody's.

         "ISSUANCE FEE" shall have the meaning assigned to it in SECTION 3.2(b) hereof.

         "ISSUING LENDER" means Calyon New York Branch or such other Lender, if any, that becomes the issuer of the Letter of Credit under this Agreement.

         "LAWS" means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         "LC EXPOSURE" means, at any time and without duplication, under this Agreement the sum of (a) the aggregate undrawn portion of the Available Amount plus (b) the aggregate unpaid reimbursement obligations of the Company in respect of Drawings.

         "LENDERS" means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by the Administrative Agent to reflect the assignments made in accordance with
SECTION 11.12(c) of this Agreement), and subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement.

         "LETTER OF CREDIT" means the irrevocable standby letter of credit issued by the Issuing Lender (a) in an amount of up to $89,250,000, (b) supporting the EIB Loan, and (c) in the form of EXHIBIT C attached hereto.

         "LETTER OF CREDIT COMMITMENT" shall have the meaning assigned to it in
SECTION 2.1 hereof.

         "LETTER OF CREDIT FEE" shall have the meaning assigned to it in SECTION 3.2(c) hereof.

         "LEVERAGE RATIO" means, on any date for the Parent, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date; provided, however, if at any time the Leverage Ratio is being determined, the Parent or any of its Subsidiaries shall have completed a Permitted Acquisition or an Asset Sale since the beginning of the relevant four fiscal quarter period, the Leverage Ratio shall be computed on a pro forma basis (in accordance with the last sentence of SECTION 8.4(g)) as if such Permitted Acquisition or Asset Sale and any related incurrence of Indebtedness, had occurred at the beginning of such period.

         "LIBOR RATE" means, for any day, a fluctuating rate of interest equal to (a) the offered quotation which appears on the page of the Telerate Screen which displays an average rate of the British Bankers' Association for the Dollar for a three-month period at or about 10:00 A.M. (London time) on such date, or (b) if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the British Bankers' Association as the Administrative Agent, after consultation with the Company, shall reasonably select; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR Rate," for any day, shall be a fluctuating rate of interest determined by the Administrative Agent to be the rate at which deposits in Dollars are offered for a three-month period to major banks in the European interbank market by the Administrative Agent at approximately 11:00 a.m. (London time) on such date.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "LIEN" means a mortgage, pledge, lien, security interest or other charge or encumbrance, or any other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement).

         "LOAN PAPERS" means: (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto; (b) all agreements, documents, or instruments in favor of the Administrative Agent, Issuing Lender, or Lenders (or the Administrative Agent on behalf of Lenders) delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligation; (c) the Letter of Credit; and (d) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE CHANGE" means a material adverse change in, or a material adverse effect upon, the financial condition of the Parent and its Subsidiaries, taken as a whole.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than Indebtedness under this Agreement), or obligations in respect of one or more Hedging Agreements, of any Credit Party in an aggregate principal amount exceeding the Dollar Equivalent Amount of $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Credit Party would be required to pay if such Hedging Agreement were terminated at such time.

         "MATERIAL SUBSIDIARY" means each of the Persons listed on SCHEDULE 1 hereto.

         "MAXIMUM AMOUNT and MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET CASH PROCEEDS" means: (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including broker's fees or commissions, legal fees, transfer and similar taxes, and the Parent's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that if
(x) the Parent shall deliver a certificate of a Financial Officer to the Administrative Agent at or prior to the time of receipt thereof setting forth the Parent's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Parent and its Subsidiaries within 270 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 270-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance or the initial sale of Program Receivables pursuant to the Receivables Program (or any subsequent increase thereto permitted hereunder), the cash proceeds thereof, net of all taxes and fees, commissions, costs and other expenses incurred in connection therewith. Any "boot" or other non-like-kind assets received in connection with an Asset Swap shall, to the extent received in cash or at the time converted into cash, be considered cash proceeds from the sale of an asset.

         "NEW SUBORDINATED DEBT" means Indebtedness having the following characteristics: (i) the obligor shall be the Parent, (ii) such Indebtedness shall be unsecured, (iii) such Indebtedness shall be subordinated in right of payment to the Obligations in a manner reasonably acceptable to the Administrative Agent, (iv) such Indebtedness shall not have any scheduled payment of principal, scheduled prepayment, scheduled mandatory redemption, or sinking fund payment prior to December 31, 2009, (v) such Indebtedness shall not contain any provision prohibiting the creation or assumption of any Lien on any of the properties or assets of the Parent or its Subsidiaries, whether then owned or thereafter acquired, to secure payment of the Obligations or any agreement renewing, refinancing, or extending the Obligations or this Agreement,
(vi) the Parent shall be in compliance with SECTIONS 8.11, 8.12, and 8.13(a) on a pro forma basis after giving effect to the incurrence of such Indebtedness, and (vii) other terms and conditions shall be no less favorable to the Parent or its Subsidiaries or the Lenders in any material respect than the terms and conditions applicable to the Subordinated Notes.

         "OBLIGATION" means all present and future indebtedness, fees, commissions, obligations, and liabilities of any Credit Party, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to the Administrative Agent, Issuing Lender, or any Lender, arising pursuant to this Agreement, the Letter of Credit or the Assignment of Cash Collateral Account, and including, without limitation, any and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof.

         "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 8, 2000, among the Parent, Bank of America, N.A., as administrative agent and collateral agent, and certain other agents and lenders party thereto, as amended, restated, modified, or supplemented from time to time.

         "ORIGINAL CURRENCY" shall have the meaning assigned to it in SECTION 11.14(a) hereof.

         "OTHER CURRENCY" shall have the meaning assigned to it in SECTION 11.14(a) hereof.

         "OTHER TAXES" shall have the meaning assigned to it in SECTION 3.6(c) hereof.

         "PARENT" means Flowserve Corporation, a New York corporation.

         "PARENT CREDIT AGREEMENT" means that certain First Amended and Restated Credit Agreement dated as of May 2, 2002, by and among the Parent, Bank of America, N.A., as administrative agent, and the other lenders and agents party thereto, as amended, restated, modified, or supplemented from time to time.

         "PARTICIPANT" shall have the meaning assigned to it in SECTION 11.12(e) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERMITTED ACQUISITION" shall have the meaning assigned to it in
SECTION 8.4(g) hereof.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         "PERMITTED INVESTMENTs" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the three highest credit ratings obtainable from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances, and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in CLAUSE (a) above and entered into with a financial institution satisfying the criteria of CLAUSE (c) above;

         (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in CLAUSES (a) through
(d) above; and

         (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

         "PERSON" means an individual, sole proprietorship, partnership, joint venture, association, trust, estate, business trust, corporation, not-for-profit corporation, sovereign government or agency, instrumentality, or political subdivision thereof, or any similar entity or organization.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRESCRIBED FORMS" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of: (a) an income tax treaty between the United States and the country of residence of the Administrative Agent or a Lender providing the form(s) or statement(s); (b) the Code; or (c) any applicable rule or regulation under the Code, permit the Company to make payments hereunder for the account of the Administrative Agent or such Lender free of deduction or withholding of income or similar taxes.

         "PROGRAM RECEIVABLES" means all trade receivables and related contract rights originated and owned by the Parent or any of its Subsidiaries and sold pursuant to the Receivables Program.

         "PROJECTIONS" shall have the meaning assigned thereto in SECTION 5.6(a)(i) hereof.

         "PRO RATA or PRO RATA PART" means on any date of determination for any
Lender: (a) at any time prior to the termination of the Letter of Credit Commitment, the proportion that such Lender's Committed


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

Sum bears to the Letter of Credit Commitment, or (b) at any time on or after the termination of the Letter of Credit Commitment, such Lender's proportionate part (whether held directly or through a participation therein and determined after giving effect to any participations) of the LC Exposure.

         "RECEIVABLES PROGRAM" means, collectively, (a) the sale of, or transfer of interests in, Program Receivables to Finsub in a "true sale" transaction, and
(b) the sale of, or transfer of interests in, such Program Receivables by Finsub to persons that are not Affiliates of the Parent; provided that all governing terms and conditions (including any terms or conditions providing for recourse to the Parent or any of its Subsidiaries (other than Finsub)) of the Receivables Program shall be subject to the prior written approval of the Administrative Agent, which approval shall not be unreasonably withheld.

         "RECEIVABLES PROGRAM DOCUMENTATION" means all written agreements that may from time to time be entered into by the Parent and/or any of its Subsidiaries in connection with the Receivables Program, as such agreements may be amended, supplemented, or otherwise modified from time to time in accordance with the provisions thereof and hereof.

         "REGULATION T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching, or migration into or through the environment or within or upon any building, structure, facility, or fixture.

         "REPRESENTATIVES" means representatives, officers, directors, employees, attorneys, and agents.

         "RESPONSIBLE OFFICER" means: (a)(i) in the case of a corporation or trust where such Person has appointed officers, its president or any vice president, and, in any case where two Responsible Officers are acting on behalf of such Person, the second such Responsible Officer may be a secretary or assistant secretary, or (ii) in the case of a corporation or trust where such Person has not appointed officers, a director or managing director; (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner; and
(c) in the case of a limited liability company, the Responsible Officer of the managing member, acting on behalf of such managing member in its capacity as managing member.

         "RESTRICTED PAYMENT" shall have the meaning assigned to such term in
Section 8.6(a).

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, or any successor thereto.

         "SALE AND LEASE-BACK TRANSACTION" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired, and whereby such Person or any Subsidiary of such Person shall then or thereafter rent or lease as lessee such property


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
or any part thereof or other property which such Person or any Subsidiary of such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "SEC" means the Securities and Exchange Commission or any successor thereto.

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding capital stock or other equity interests having ordinary voting power (irrespective of whether or not at the time capital stock or other equity interest of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

         "SUBORDINATED NOTES" means the Dollar Subordinated Notes and the Euro Subordinated Notes.

         "TAXES" shall have the meaning assigned thereto in SECTION 3.6(a) hereof.

         "TOTAL DEBT" means, at any time, the total consolidated Indebtedness of the Parent and its Subsidiaries at such time (excluding (a) Indebtedness under SECTION 8.1(k); (b) Indebtedness under SECTION 8.1(o); and (c) Indebtedness of the type described in CLAUSE (i) of the definition of such term and under
SECTION 8.1(l), except in each case to the extent of any unreimbursed drawings or payments thereunder.

         "U.C.P." means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.


         1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified, in the Loan Papers: (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and policies consistent with those applied in the preparation of the consolidated financial statements referred to herein.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

SECTION 2 LETTER OF CREDIT FACILITY

         2.1 LETTER OF CREDIT COMMITMENT.

                  (a) The Issuing Lender irrevocably agrees, subject to and in accordance with the terms and conditions contained in this Agreement, to issue the Letter of Credit in an aggregate amount not to exceed at any time outstanding $89,250,000 (the "LETTER OF CREDIT COMMITMENT"). The rules of the U.C.P. shall apply to the Letter of Credit.

                  (b) Immediately upon the issuance by Issuing Lender of the Letter of Credit, Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata
         Part in the Letter of Credit and all Rights of Issuing Lender in respect thereof (other than Rights to receive certain fees provided for in SECTION 3.2(c)). Upon issuance, renewal, amendments or extension of the Letter of Credit, Issuing Lender shall provide copies thereof to the Administrative Agent and each other Lender.

                  (c) In order to induce Issuing Lender to issue and maintain the Letter of Credit and Lenders to participate therein, the Company agrees to pay or reimburse the Administrative Agent for the benefit of the Issuing Lender and the other Lenders (i) on the date on which any draft is paid, the amount of any draft paid by Issuing Lender and (ii) no later than three (3) days after demand therefor, the amount of any fees (in addition to the fees described in SECTION 3) Issuing Lender customarily charges to a Person similarly situated in the ordinary course of its business for amending letters of credit, for honoring drafts, and taking similar action in connection with letters of credit. The Company's obligations under this SECTION 2.1(c) shall be absolute and unconditional under any and all circumstances and shall be made in accordance with the terms and conditions of this Agreement, including, without limitation, any of the following circumstances: (A) the existence of any claim, setoff, defense, or other Right which the Company may have at any time against the beneficiary named in the Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in the Letter of Credit); or (B) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or any statement therein being untrue or inaccurate in any respect. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.1(e), the Administrative Agent shall promptly distribute any such payments received from the Company with respect to such draft to the Issuing Lender and all other Lenders funding such draft according to their Pro Rata Part. Interest on any amounts remaining unpaid by the Company under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by the Company to the Administrative Agent at the Default Rate. In the event any payment by the Company received by the Administrative Agent with respect to the Letter of Credit and distributed to the Issuing Lender and the other Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from the Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's ratable portion of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  (d) If any draft shall be presented for payment under the Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent thereof and Administrative Agent shall promptly notify the Company of the date and amount of such draft; provided that failure to give any such notice shall not affect the obligations of the Company hereunder. Issuing Lender shall make payment upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of the Letter of Credit, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Issuing Lender shall not be liable for any obligation of any Person thereunder). The Administrative Agent, Issuing Lender and Lenders shall not be responsible for, and the Company's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among the Company, the beneficiary of the Letter of Credit, or any other Person to whom the Letter of Credit may be transferred, or any claims whatsoever of the Company against any beneficiary of the Letter of Credit or any such transferee; provided that, nothing in this Agreement shall constitute a waiver of the Company's Rights to assert any claim based upon the gross negligence or willful misconduct of the Administrative Agent, Issuing Lender or any Lender.

                  (e) If the Company fails to reimburse the Administrative Agent as provided in SECTION 2.1(c) within 24 hours of the demand therefor by the Administrative Agent, the Administrative Agent shall promptly notify each Lender of such failure, of the date and amount of the draft paid, and of such Lender's Pro Rata Part thereof. Each Lender shall promptly and unconditionally make available to the Administrative Agent in immediately available funds such Lender's Pro Rata Part of such unpaid reimbursement obligation, which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by the Administrative Agent (if given prior to 1:00 p.m., New York time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., New York time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Issuing Lender to (but not including) the date such amount is paid by such Lender to the Administrative Agent. The obligations of Lenders to make payments to the Administrative Agent with respect to the Letter of Credit shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or willful misconduct of the Administrative Agent or Issuing Lender) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right which the Company may have at any time against the beneficiary named in the Letter of Credit, any transferee of the Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in the Letter of Credit); (iii) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Event of Default.

                  (f) The Company acknowledges that the Letter of Credit will be deemed issued upon delivery to its beneficiary or the Company. If the Company requests the Letter of Credit be delivered to the Company rather than the beneficiary, and the Company subsequently cancels the


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         Letter of Credit, the Company agrees to return it to Issuing Lender together with the Company's written certification that it has never been delivered to such beneficiary. If the Letter of Credit is delivered to its beneficiary pursuant to the Company's instructions, no cancellation thereof by the Company shall be effective without written consent of such beneficiary to the Administrative Agent and Issuing Lender and return of the Letter of Credit to Issuing Lender.

                  (g) Issuing Lender agrees with each Lender that it will exercise and give the same care and attention to the Letter of Credit as it gives to its other letters of credit, and that it shall have no liability to any other Lender with respect to the Letter of Credit (other than liability arising from the gross negligence or willful misconduct of Issuing Lender). Each Lender, Administrative Agent and the Company agree that, in paying any draw under the Letter of Credit, Issuing Lender shall not have any responsibility to obtain any document (other than any documents required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. The Administrative Agent, Issuing Lender, Lenders, and their respective Representatives shall not be liable to any other Lender or Company for the use which may be made of the Letter of Credit or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by the Administrative Agent, Issuing Lender or any of their respective Representatives under or in connection with the Letter of Credit, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the U.C.P., shall be binding upon the Company and Lenders and shall not place the Administrative Agent, Issuing Lender or any of their respective Representatives under any resulting liability to the Company or any Lender. Any action taken or omitted to be taken by the Administrative Agent or Issuing Lender under or in connection with the Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Administrative Agent or Issuing Lender any resulting liability to any Lender or the Company. Notwithstanding any other limitations of liability provided in this SECTION 2.1, neither the Administrative Agent nor Issuing Lender shall be absolved from liability arising from its gross negligence or willful misconduct in connection with the Letter of Credit.

                  (h) Although referenced in the Letter of Credit, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to the Letter of Credit shall be as provided in this Agreement, and drafts under the Letter of Credit shall be deemed part of the Obligation.

         2.2 REQUEST FOR ISSUANCE OF LETTER OF CREDIT. The Company hereby applies to the Issuing Lender and requests the Issuing Lender to issue, execute and deliver for its account on the Closing Date, the Letter of Credit in an amount of up to the Letter of Credit Commitment. Subject to the terms and conditions of this Agreement, the Issuing Lender hereby agrees to issue the Letter of Credit.

         2.3 AMENDMENT PROCEDURES. The Company may, from time to time, on or after the Closing Date and the initial issuance of the Letter of Credit, upon not less than ten (10) Business Days prior notice to the Administrative Agent and Issuing Lender, request that amendments be issued to the Letter of Credit which modify the terms of the Letter of Credit, as may be necessary. Any such amendment shall not be effective until it has been approved by the Administrative Agent, Issuing Lender and Determining Lenders, and acknowledged and accepted by the Beneficiary.

         2.4 EXTENSION OF CREDIT EXPIRATION DATE. The Company may request that the Credit Expiration Date be extended to a date which is no later than the one year after the then-current Credit


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

Expiration Date; provided that, (a) any such extension request shall be made in writing (a "FACILITY EXTENSION REQUEST") by the Company and delivered to the Administrative Agent no more than one-hundred fifty (150) days prior to (but no later than one-hundred twenty (120) days prior to) the then-current Credit Expiration Date; (b) no Default or Event of Default shall exist and be continuing; on the date of such Facility Extension Request and on the date of such extension, if applicable; (c) any such Facility Extension Request shall be accompanied by a detailed consolidated budget for the Company and its Subsidiaries for the next succeeding fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each quarter of such fiscal year and as of the end of and for such fiscal year and describing the assumptions used for purposes of preparing such budget); (d) no Facility Extension Request may be made which would have the effect of extending the Credit Expiration Date to a date later than July 28, 2011; and (e) the Administrative Agent, Issuing Lender, and each of the other Lenders must approve and agree, in writing, to any such extension. The Company acknowledges that (i) neither the Administrative Agent, Issuing Lender, nor any other Lender has made any representations to the Company regarding its intent to agree to any extensions set forth in this Section, (ii) the Administrative Agent, Issuing Lender, and the other Lenders collectively or individually, shall not have any obligation to extend the Credit Expiration Date, and (iii) the Administrative Agent's, Issuing Lender's, or any other Lender's agreement to one or more extensions shall not commit the Administrative Agent, Issuing Lender, or such other Lender to any additional extensions. On or prior to the date that is thirty (30) days after receipt by the Administrative Agent of a Facility Extension Request (the "NOTICE DATE"), each Lender shall notify the Administrative Agent of its decision regarding such requested extension and the Administrative Agent shall promptly notify the Company of such decision by the Lenders. Any Lender not responding within such time period shall be deemed to have declined such Facility Extension Request. Failure of the Administrative Agent to provide the Company with written notice of renewal or non-renewal on or prior to the applicable Notice Date in respect of the original Credit Expiration Date or any extended Credit Expiration Date, as the case may be, shall be deemed a nonrenewal of the Letter of Credit beyond the original or extended Credit Expiration Date, as the case may be. If the Administrative Agent, Issuing Lender, and all of the other Lenders agree to extend the current Credit Expiration Date, the Credit Expiration Date of the Letter of Credit shall, effective from the Notice Date, be such extended date.

         2.5 MANDATORY LETTER OF CREDIT COMMITMENT REDUCTION. The Company shall immediately notify the Administrative Agent in the event of any prepayment, reduction, or cancellation of the EIB Loan. Upon the occurrence of such event, the Company shall cause the Beneficiary to immediately notify the Administrative Agent and Issuing Lender that it desires to reduce the Letter of Credit by a pro-rated amount. Upon receipt of such notice from the Beneficiary, the Letter of Credit and the Letter of Credit Commitment shall be permanently reduced by such amount, and the Committed Sum of each Lender reduced by its Pro Rata share of such reduction.

SECTION 3 REIMBURSEMENT AND PAYMENT OBLIGATIONS.

         In consideration of the issuance of the Letter of Credit, the Company hereby agrees to pay to the Administrative Agent and the Lenders without condition or deduction for any counterclaim, defense, recoupment or setoff the amounts set forth in this SECTION 3 on the dates and in the manner provided herein:

         3.1 REIMBURSEMENT OF DRAWINGS UNDER A LETTER OF CREDIT. An amount equal to the face amount of each Drawing made under the Letter of Credit, which amount is due and payable to the Administrative Agent in accordance with SECTION 2.1(c).

         3.2 FEES AND COMMISSIONS. The following fees and commissions for the issuance, arrangement, maintenance and amendment of the Letter of Credit:


                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  (a) LETTER OF CREDIT FEE. A rate per annum on the Available Amount equal to the Applicable Letter of Credit Fee for the Letter of Credit, payable to the Administrative Agent (for the Pro Rata benefit of the Lenders) quarterly in arrears from the date of issuance of the Letter of Credit, commencing on the Closing Date, and continuing on the last Business Day of each June, September, December and March thereafter through and including the Credit Expiration Date; and any accrued but unpaid fee as of the Credit Expiration Date shall be due and payable on the Credit Expiration Date.

                  (b) ISSUANCE FEE. 0.125%, per annum, on the Available Amount, payable to the Administrative Agent (for the benefit of the Issuing Lender) quarterly in arrears from the date of issuance of the Letter of Credit, commencing on the Closing Date, and continuing on the last business day of each June, September, December and March thereafter through and including the Credit Expiration Date; and any accrued but unpaid fee as of such Credit Expiration Date shall be due and payable on the Credit Expiration Date (the "ISSUANCE FEE").

                  (c) OTHER FEES. Such other fees for the administration and fronting of the Letter of Credit as shall be agreed to between the Company, the Administrative Agent and the Issuing Lender in any letter agreements entered into in connection herewith, such fees to be solely for the account of the Administrative Agent or the Issuing Lender, as applicable.

         3.3 COMPUTATION OF RATES AND FEES. All computations of interest and fees payable hereunder shall be calculated on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

         3.4 ADDITIONAL COSTS. Amounts sufficient to compensate the Administrative Agent, Issuing Lender and each Lender for any additional actual costs resulting from the introduction of or change in any Law, guideline or request or in the interpretation thereof by any Governmental Authority, central bank or comparable agency charged with the administration of such Law or guideline which directly or indirectly: (a) imposes or modifies or deems applicable any reserve, special deposit or similar requirement against letters of credit issued by Issuing Lender or the participation obligation of the Lenders; (b) increases the amount of capital required or funded against letters of credit issued by Issuing Lender or the participation obligation of the Lenders (except to the extent such increase arises as a result of the individual creditworthiness of the Issuing Lender or a Lender); or (c) imposes on the Administrative Agent, Issuing Lender or a Lender some other banking or monetary requirements affecting the cost of issuing the Letter of Credit under this Agreement, and the result of any event referred to in CLAUSES (a), (b), or (c) above shall be to increase the cost to Issuing Lender of issuing or maintaining the Letter of Credit, or to increase the cost to any Lender of maintaining its participation arrangement in this transaction, payable on demand. Promptly after the Administrative Agent, Issuing Lender or an affected Lender becomes aware of any such introduction, change or requirement, the Administrative Agent, Issuing Lender or such Lender, as the case may be, shall notify the Company thereof; provided that the delay or failure to promptly provide such notice shall not affect the Administrative Agent's, Issuing Lender's or affected Lender's rights under this SECTION 3.4; provided further that the Company shall not be required to compensate the Administrative Agent, Issuing Lender, or other Lender, as the case may be, pursuant to this SECTION 3.4 for any increased cost incurred more than 180 days prior to the date that Administrative Agent, Issuing Lender or such affected Lender notifies the Company of the event giving rise to such increased cost and of its intention to claim compensation therefor; and provided further that, if the event giving rise to such increased cost is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate in reasonable detail as to such increased cost, which states the basis of calculation thereof, submitted by the Administrative Agent, Issuing Lender or an affected Lender to the Company shall be sufficient for the purpose of making any

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
such claim. Such certificate shall certify that such costs are generally being charged by the Administrative Agent, Issuing Lender or an affected Lender to other similarly situated companies in connection with the issuance and maintenance of, or agreements to issue, similar letters of credit. Such increase in cost shall, with respect to Issuing Lender, be based upon a reasonable allocation of Issuing Lender's aggregate cost related to the Letter of Credit and, with respect to the affected Lender, be based upon actual cost incurred.

         In the event that any Lender shall claim payment of any increased costs pursuant to this SECTION 3.4, the Company shall have the option, to be exercised in writing, to (a) compensate such Lender for the specified additional costs on the basis, if any, negotiated between such Lender and the Company, or (b) replace such Lender with another commercial bank or other financial institution; provided that such replacement commercial bank or other financial institution shall: (i) be an Eligible Assignee; (ii) unconditionally offer in writing (with a copy to the Administrative Agent ) to purchase all of such Lender's rights and assume all of such Lender's obligations hereunder and under this Agreement without recourse at the principal amount of such Lender's participation plus interest and fees accrued thereon to the date of such purchase on a date therein specified; (iii) pay in full the obligations of the Company owing to the Lender being replaced (other than the requested increased costs) to such Lender concurrently with such replacement; (iv) execute an Assignment and Acceptance Agreement, pursuant to which it becomes a party to this Agreement with a participation commitment equal to that of the Lender being replaced; and (v) upon such execution of such documents referred to in CLAUSE (IV) above and the payment by the Company of all of the requested costs accruing to the date of purchase, the replacement commercial bank or other financial institution shall constitute a "LENDER" hereunder with a participation commitment as so specified and the Lender being so replaced shall no longer constitute a Lender hereunder; provided that: (A) if a Lender accepts such an offer and such commercial bank or financial institution fails to purchase such rights, interests, and obligations on such specified date in accordance with the terms of such offer, the Company shall continue to be obligated to pay the increased costs to such Lender pursuant to this SECTION 3.4, and (B) if such Lender fails to accept such purchase offer, the Company shall not be obligated to pay to such Lender such increased costs from and after the date of such purchase offer.

         3.5 EXPENSES; INDEMNIFICATION.

                  (a) The Company shall promptly pay after request therefor: (i) all reasonable out-of-pocket costs and expenses paid (or incurred, to the extent such costs are presented by the Administrative Agent to the Company for direct payment) by the Administrative Agent in connection with the syndication of this Agreement, (ii) all reasonable out-of-pocket costs and expenses paid (or incurred, to the extent such costs are presented by the Administrative Agent to the Company for direct payment) by the Administrative Agent and Issuing Lender in connection with the preparation, negotiation, execution, delivery, and administration of this Agreement and the other Loan Papers and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable attorneys' fees, disbursements, and other charges of external counsel; (iii) all out-of-pocket costs and expenses of the Administrative Agent, Issuing Lender, and each of the Lenders incurred in connection with the enforcement, attempted enforcement, or preservation of any Rights under this Agreement or the other Loan Papers (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
         Law), including all reasonable attorneys' fees, disbursements, and other charges of external counsel; and (iv) all out-of-pocket costs and expenses of the Administrative Agent incurred by the Administrative Agent as a result of and during the continuance of an Event of

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         Default. The agreements in this Section shall survive the termination of the Letter of Credit Commitment and repayment of all the other Obligations.

                  (B) TO THE FULLEST EXTENT PERMITTED BY LAW, THE COMPANY HEREBY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT, ISSUING LENDER, AND THE LENDERS, AND EACH OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (EACH AN "INDEMNIFIED PARTY") AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH MAY ARISE OR BE ASSERTED AGAINST ANY OF THEM IN CONNECTION WITH ANY OF THE LOAN PAPERS, THE LETTER OF CREDIT COMMITMENT, THE USE OR CONTEMPLATED USE OF THE PROCEEDS OF THE LETTER OF CREDIT, OR ANY OTHER MATTER RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY SUCH CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES CAUSED BY, ARISING FROM OR EXISTING SOLELY BY REASON OF: (I) SUCH INDEMNIFIED PARTY'S WILLFUL BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE LETTER OF CREDIT, OR (II) SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT ISSUING LENDER IS RESTRAINED OR ENJOINED BY ACTION OF THE COMPANY FROM PAYMENT TO THE BENEFICIARY UNDER THE LETTER OF CREDIT PURSUANT TO ANY JUDICIAL, GOVERNMENTAL OR QUASI-GOVERNMENTAL PROCEEDING, THE COMPANY AGREES TO:
         (A) REIMBURSE EACH INDEMNIFIED PARTY FOR ALL COSTS AND ATTORNEYS' FEES REASONABLY INCURRED BY SUCH INDEMNIFIED PARTY IN CONNECTION WITH (1) SUCH PROCEEDING, AND (2) ANY ACTIONS OR CLAIMS OF THE BENEFICIARY AGAINST SUCH INDEMNIFIED PARTY RESULTING FROM OR NOTWITHSTANDING SUCH RESTRAINT OR INJUNCTION, AND (B) EXTEND THE PERIOD DURING WHICH THE COMPANY'S OBLIGATIONS SHALL REMAIN IN FULL FORCE AND EFFECT FOR A PERIOD OF TIME THAT IS THIRTY (30) DAYS BEYOND THAT PERIOD OF TIME THAT THE EXPIRATION DATE OF THE LETTER OF CREDIT IS EXTENDED BY VIRTUE OF SUCH RESTRAINT OR INJUNCTION. NO INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE TERMINATION OF THE LETTER OF CREDIT COMMITMENT AND REPAYMENT OF ALL THE OTHER OBLIGATIONS.

         3.6      TAXES.

                  (a) Amounts sufficient such that any and all payments by the Company hereunder shall be made, in accordance with SECTION 3.7 hereof, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, excluding, in the case of the Administrative Agent, Issuing Lender and each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which the Administrative Agent, Issuing Lender or such Lender (as the case may be) is organized or any political subdivision thereof and, in the case of the Administrative Agent, Issuing Lender and each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of the Administrative Agent's, Issuing Lender's or such Lender's applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, Issuing Lender or any Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.6) the Administrative Agent, Issuing Lender or such Lender (as the case may be) receives an amount equal to the sum it would have received had no

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         such deductions been made, (B) the Company shall make such deductions, and (C) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, to the extent it is required to do so by Law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of the Administrative Agent, Issuing Lender or any Lender other than the Administrative Agent, Issuing Lender or a Lender (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for Federal income tax purposes or (ii) which has the Prescribed Forms on file with the Company for the applicable year to the extent the deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms; provided that, if the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent, Issuing Lender or such Lender setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which the Administrative Agent, Issuing Lender or such Lender may reasonably request for assisting the Administrative Agent, Issuing Lender or such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which the Administrative Agent, Issuing Lender or such Lender is subject to tax.

                  (c) In addition, the Company agrees to pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

                  (d) The Company agrees to indemnify the Administrative Agent, Issuing Lender and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 3.6) paid by the Administrative Agent, Issuing Lender or such Lender (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of the Administrative Agent, Issuing Lender or such Lender. This indemnification shall be made within thirty (30) days from the date the Administrative Agent, Issuing Lender or such Lender (as the case may be) makes written demand therefor.

                  (e) Within thirty (30) days after the date of any payment of Taxes by or at the direction of the Company, the Company will furnish to the Administrative Agent, at its address referred to in SECTION 11.3 hereof, the original or a certified copy of a receipt evidencing payment thereof. Should the Administrative Agent, Issuing Lender or any Lender, within five (5) years of the termination of this Agreement, receive any refund, credit or deduction from any taxing authority to which the Administrative Agent, Issuing Lender or such Lender would not be entitled but for the payment by the Company of Taxes as required by this SECTION 3.6 (it being understood that the Administrative Agent, Issuing Lender or such Lender shall use reasonable efforts, as determined in its sole judgment, to claim and to pursue such refund, credits or deduction), the Administrative Agent, Issuing Lender or such Lender thereupon shall repay to the Company an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by the Administrative Agent, Issuing Lender or such Lender (as the case may be) and determined by the Administrative Agent, Issuing Lender or such Lender (as the case may be) to be attributable to such refund credit or deduction, provided that the Company upon the request of the Administrative Agent, Issuing Lender or such Lender, agrees to repay the amount

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         paid over to the Company (plus any penalties, interest or other charges imposed by the relevant taxing authority) to the Administrative Agent, the Issuing Lender or such Lender in the event the Administrative Agent, the Issuing Lender or such Lender is required to repay such amount attributable to such refund, credit or deduction to such taxing authority. The Company shall reimburse the Administrative Agent, Issuing Lender and each Lender for any reasonable costs incurred by the Administrative Agent, Issuing Lender or such Lender with the written consent of or at the written direction of the Company in determining the specific amount of any such refund, credit or deduction due to the Company pursuant to this SECTION 3.6(e). In no event shall the Company be obligated pursuant to the preceding sentence to make a payment to the Administrative Agent, Issuing Lender or a Lender for associated costs exceeding the amount payable to the Company by the Administrative Agent, Issuing Lender or such Lender in connection with any refund, credit or deduction, without the prior written consent of the Company. This subsection shall not be construed to require the Administrative Agent, Issuing Lender or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

                  (f) The Administrative Agent, Issuing Lender and each Lender shall endeavor in good faith efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its lending office or change the jurisdiction for its lending office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its lending office shall be made if, in the reasonable judgment of the Administrative Agent, Issuing Lender or such Lender (as the case may be), such selection or change would be materially disadvantageous to it. In the event that any Lender shall claim payment of any additional amounts pursuant to this
         SECTION 3.6, such Lender shall, if the Company shall find a commercial bank or other financial institution which, if it is not a Lender, shall be reasonably acceptable to the Administrative Agent and the Issuing Lender, unconditionally offers in writing (with a copy to the Administrative Agent) to purchase all of such Lender's rights and assume all of such Lender's obligations hereunder without recourse at the principal amount of such Lender's participation hereunder plus interest, fees and other payments accrued thereon to the date of such purchase on a date therein specified, accept such purchase offer and the Company shall be obligated to pay the additional amounts to such Lender pursuant to this SECTION 3.6 to the date of such purchase; provided that (i) if the Lender accepts such an offer and such bank or financial institution fails to purchase such rights and assume such obligations on such specified date in accordance with the terms of such offer, the Company shall continue to be obligated to pay the additional amount to such Lender pursuant to this SECTION 3.6, or (ii) if such Lender fails to accept such purchase offer, the Company shall not be obligated to pay to such Lender such additional amounts from and after the date of such purchase offer.

                  (g) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this SECTION 3.6 shall survive the payment in full of the Obligation.

         3.7      FORM AND CURRENCY OF PAYMENTS.

                  (a) All payments (i) under SECTION 3.1 hereof for reimbursement of any Drawings, (ii) under SECTION 3.2(a) of the Applicable Letter of Credit Fee, and (iii) under SECTION 3.2(b) of the Issuance Fee, shall be payable in Dollars and with respect to CLAUSE
         (i) above, shall be payable for the full amount of such Drawing (plus any accrued interest on any unpaid reimbursement obligation). All payments of the administrative fee to the Administrative Agent shall be payable in Dollars. The payment of any and all other fees, commissions, interest, and expenses (except as

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         set forth in this SECTION 3.7(a)) under this Agreement shall be made in the currency advanced or incurred, as the case may be. All payments under this Agreement shall be made in immediately available funds at the Administrative Agent's office at 1301 Avenue of the Americas, New York, New York 10019, or at such other office as the Administrative Agent shall specify in writing.

                  (b) All payments made or required to be made by or on behalf of the Company pursuant to this Agreement shall be made in the currency advanced or incurred, as the case may be, without reduction, setoff, or counterclaim whatsoever; provided, however, that in the event that the Company is prevented by a Governmental Authority from making such payment in the currency borrowed, the Company shall forthwith give notice of such circumstance to the Administrative Agent. The Company, the Administrative Agent, Issuing Lender, and the Lenders shall attempt to make an alternative arrangement for such payments; provided that, in the event that the Lenders, Issuing Lender, the Administrative Agent, and the Company cannot agree on an alternative arrangement, all such payments shall be made in the Dollar Equivalent Amount of such obligation.

         3.8 ACCELERATION OF UNDRAWN AMOUNTS. Should a Cash Collateral Call Event occur with respect to the Letter of Credit, the Administrative Agent, by written notice to the Company, may, and at the direction of the Determining Lenders, shall demand that the Company pay to the Administrative Agent (for the Pro Rata benefit of the Lenders) for deposit in a segregated Cash Collateral Account, an amount equal to the Available Amount under the Letter of Credit (the "CASH COLLATERAL"), as security for the Obligation related to the Letter of Credit under SECTION 3.1 hereof, whereupon such amount shall forthwith be due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company. The Cash Collateral Account shall be assigned to the Administrative Agent (for the Pro Rata benefit of the Lenders) pursuant to the Assignment of Cash Collateral Account which shall be executed and delivered by the Company concurrently with the deposit of the Cash Collateral in the Cash Collateral Account. Furthermore, the Company shall promptly execute and deliver to the Administrative Agent, such other security agreements, pledge agreements, assignments, financing statements and amendments and modifications thereto in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Administrative Agent perfected Liens in the Cash Collateral and the Cash Collateral Account, together with other assurances of the enforceability, perfection and priority of the Administrative Agent's Liens as the Administrative Agent may reasonably require to avoid material impairment of the Liens granted or purported to be granted pursuant to this SECTION 3.8.

         The Cash Collateral held in the Cash Collateral Account may be invested and reinvested from time to time in Permitted Investments as the Company shall determine, which Permitted Investments shall be held in the name of the Administrative Agent (for the Pro Rata benefit of the Lenders), for the benefit of the Company. The tax identification number used in connection with each such Permitted Investment shall be that of the Company. Cash Collateral paid into or held in the Cash Collateral Account with respect to the Letter of Credit (including any Permitted Investments acquired or invested in with such Cash Collateral or allocable to the Letter of Credit), which are in excess of the sum of (a) the then Available Amount of the Letter of Credit plus (b) the amount of the Obligation then outstanding under SECTION 3.1 with respect to the Letter of Credit, may at the option of the Company either: (i) be released to the Company upon request, or (ii) remain or be deposited in the Cash Collateral Account. Appropriate measures shall be taken in order to provide the Administrative Agent with a perfected first priority security interest with respect to each Permitted Investment purchased with the Cash Collateral. Upon a Drawing under the Letter of Credit, the Administrative Agent shall have the right to liquidate any Permitted Investment acquired or invested in with Cash Collateral paid into the Cash Collateral Account with respect to the Letter of Credit and deposit the proceeds therefrom in the Cash Collateral Account,

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
and apply such proceeds and other sums paid into the Cash Collateral Account with respect to the Letter of Credit to the Obligation under SECTION 3.1 related to the Letter of Credit, retain such amounts as security for such Obligation or exercise such of the other rights and remedies as may be provided in this Agreement.

         In addition to releases to the Company of Cash Collateral and Permitted Investments pursuant to the preceding paragraph: (a) upon the full and final payment of the Obligation of the Company to the Administrative Agent, Issuing Lender and the Lenders under this Agreement, termination of the Letter of Credit Commitment, and cancellation of the Letter of Credit, the Administrative Agent will release its Liens in the Cash Collateral Account and any Permitted Investments and return any remaining Cash Collateral and Permitted Investments to the Company, and (b) if a Cash Collateral Call Event ceases to be continuing with respect to the Letter of Credit, all Cash Collateral paid into or held in the Cash Collateral Account with respect to the Letter of Credit (and any Permitted Investments invested in or acquired with such Cash Collateral or allocable to the Letter of Credit) shall be released by the Administrative Agent to the Company upon request of the Company.

         3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if a Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Company. In determining if the interest paid or payable exceeds the Maximum Rate, the Company and Lenders shall, to the maximum extent permitted under applicable Law:
(a) treat all loans or advances as but a single extension of credit (and Lenders and the Company agree that such is the case and that any provision herein for multiple loans or advances is for convenience only), (b) characterize any nonprincipal payment otherwise payable under the Loan Papers as an expense, fee or premium, rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount.

SECTION 4     GUARANTY

         4.1 GUARANTY OF PAYMENT. Subject to the limitation set forth below, each Guarantor hereby irrevocably and unconditionally, jointly and severally guarantees to each Lender, Issuing Lender and the Administrative Agent the prompt payment of the Obligation in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under this Agreement and the other Loan Papers. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to the entire Obligation whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Papers, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal Law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws). In particular, the aggregate liability of Flowserve S.A. resulting from the Guaranty or other obligations of Flowserve S.A. in connection with this Agreement or any other documents (if any) supplemental to this Agreement shall be limited to the aggregate free capital of Flowserve S.A. at any given point n time, i.e. limited to the aggregate amount of retained earnings and reserves of Flowserve S.A. to the extent they can be paid out as dividends according to

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

Article 675 of the Swiss Code of Obligations (see also Articles 660 et seq. and 671 et seq. of the Swiss Code of Obligations).

         4.2 OBLIGATIONS UNCONDITIONAL. The obligations of each Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Papers or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Administrative Agent, Issuing Lender or the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Loan Papers or any collateral, if any, hereafter securing the Obligation or otherwise and each Guarantor hereby waives the right to require the Administrative Agent, Issuing Lender or the Lenders to make demand on or proceed against the Company or any other Person (including any other Guarantor) or to require the Administrative Agent, Issuing Lender or Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Guarantor of the Obligation for amounts paid under this Guaranty until such time as the Obligation has been indefeasibly paid in full in cash, the Letter of Credit Commitment under this Agreement has been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Administrative Agent, Issuing Lender or the Lenders in connection with monies received under this Agreement or the other Loan Papers. Each Guarantor further agrees that nothing contained herein shall prevent the Administrative Agent, Issuing Lender or the Lenders from suing on the Loan Papers or foreclosing its or their, as applicable, security interest in or Lien on any collateral, if any, securing the Obligation or from exercising any other rights available to it or them, as applicable, under this Agreement or the other Loan Papers, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that, subject to such Guarantor's rights to raise defenses to payment that would be available to it if such Guarantor were named as the "Company" hereunder rather than as a Guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of the Company or any Guarantor or by reason of the bankruptcy or insolvency of the Company or any Guarantor. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligation and notice of or proof of reliance by the Administrative Agent or any Lender on this Guaranty or acceptance of this Guaranty. The Obligation, and any part of it, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Company and the Guarantors, on the one hand, and the Administrative Agent, Issuing Lender and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor hereby subordinates to the Obligation all debts, liabilities and other obligations, now existing or hereafter created, whether direct, indirect, primary, secondary, several, joint and several or otherwise, and irrespective of whether such debts, liabilities and obligations be evidenced by note, contract, open account, book entry or otherwise, owing by the Company to such Guarantor.

         4.3 MODIFICATIONS. Each Guarantor agrees that: (a) all or any part of the collateral now or hereafter held for the Obligation, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders, Issuing Lender, and the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligation; (c) the time or place of payment of the Obligation may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part;

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

(d) the Company and any other party liable for payment under the Loan Papers may be granted indulgences generally; (e) any of the provisions of the Loan Papers may be modified, amended or waived; (f) any party (including any other Guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Company or any other party liable for the payment of the Obligation or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligation, all without notice to or further assent by any Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 Waiver OF RIGHTS. Each Guarantor expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of this Guaranty by Issuing Lender and the Lenders and of all extensions of credit to the Company by Issuing Lender and the Lenders; (b) presentment and demand for payment or performance of any of the Obligation; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Obligation or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, Lien or encumbrance, if any, hereafter securing the Obligation, or the Lenders subordinating, compromising, discharging or releasing such security interests, Liens or encumbrances, if any; and (e) all other notices to which a Guarantor might otherwise be entitled.

         4.5 REINSTATEMENT. Notwithstanding anything contained in this Agreement or the other Loan Papers, the obligations of each Guarantor under this SECTION 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligation is rescinded or must be otherwise restored by any holder of any of the Obligation, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, Issuing Lender and each Lender on demand for all reasonable costs and out of pocket expenses incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar Law.

         4.6 REMEDIES. Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Administrative Agent, Issuing Lender and the Lenders, on the other hand, the Obligation may be declared to be forthwith due and payable as provided in SECTION 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in SECTION 9.2) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7 SUBROGATION. Each Guarantor agrees that, until the indefeasible payment of the Obligation in full in cash and the termination of the Letter of Credit Commitment, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against the Company arising by contract or operation of law in connection with any payment made or required to be made by the Guarantors under this Agreement or the other Loan Papers. After the indefeasible payment in full in cash of the Obligation (other than any part of the Obligation that represents contingent contractual indemnities) and the termination of the Letter of Credit Commitment, each Guarantor shall be entitled to exercise against the Company all such rights of reimbursement, subrogation, contribution, and offset, and all such other claims, to the fullest extent permitted by Law.

SECTION 5  CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         The effectiveness of this Agreement and the obligation of the Issuing Lender to issue the Letter of Credit and the Lenders to participate therein shall be subject to the conditions precedent that the Administrative Agent shall have received on the Closing Date, unless otherwise expressly stated, all of the following (in such quantities as may be reasonably requested by the Administrative Agent), each dated or effective as of the date hereof (unless otherwise stated below) in form and substance satisfactory to the Administrative
Agent:

         5.1 AGREEMENT. This Agreement duly-executed by the Company and each of the Guarantors;

         5.2 OFFICER'S CERTIFICATE. A certificate executed by a Responsible Officer of the Company stating that no event has occurred and is continuing which constitutes a Default or Event of Default;

         5.3 EVIDENCE OF AUTHORITY. Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company and each of the Guarantors as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Papers to which the Company or any Guarantor is a party;

         5.4 ORGANIZATIONAL DOCUMENTS. Such evidence as the Administrative Agent may reasonably require to verify that the Company and each of the Guarantors are duly organized or formed, validly existing, and in good standing;

         5.5 OPINION OF COUNSEL. A favorable opinion of John M. Nanos, Senior Associate General Counsel of the Parent, covering such matters relating to the transactions contemplated hereby as reasonably requested by the Administrative Agent, and substantially in a form acceptable to the Administrative Agent;

         5.6 FINANCIAL INFORMATION.

                  (a) For the Parent, (i) a business plan for the Parent and its consolidated Subsidiaries for the calendar years ending December 31, 2004, December 31, 2005, and December 31, 2006 (the "PROJECTIONS"), in each case in form satisfactory to the Administrative Agent; and (ii) consolidated audited financial statements for the Parent and its Subsidiaries for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003;

                  (b) For the Company, (i) statutory audited consolidated financial statements for the Company and its Subsidiaries for the fiscal years ended December 31, 2001 and December 31, 2002; (ii) unaudited consolidated financial statements for the Company and its Subsidiaries for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003, prepared in accordance with GAAP, and certified by a Financial Officer of the Company; and (iii) a business plan for the Company and its consolidated Subsidiaries for the calendar years ending December 31, 2004, December 31, 2005, and December 31, 2006, in each case in form satisfactory to the Administrative Agent;

         5.7 LITIGATION. A certificate from each of the Company and the Parent, executed by a Responsible Officer of the Company and the Parent, as applicable, stating that except as otherwise disclosed in writing to the Administrative Agent, there is no pending or, to the knowledge of the Company or the Parent, as applicable, threatened action or proceeding against the Company and the Parent or any of its Subsidiaries (including, without limitation, concerning the ownership of the Company and the Parent or any of its Subsidiaries, or any of their respective properties or assets) before any court,

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
governmental agency, or arbitrator, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

         5.8 COMPLIANCE WITH FINANCIAL OBLIGATIONS. A certificate from each of the Credit Parties executed by a Responsible Officer of such Credit Party certifying that such Credit Party is in compliance with all of its existing financial obligations;

         5.9 INTERCOMPANY INDEBTEDNESS. All intercompany Indebtedness of the Company shall have been subordinated to its Obligations under this Agreement on terms acceptable to the Administrative Agent;

         5.10 EIB LOAN. A fully-executed copy of the EIB Loan.

         5.11 PARENT CREDIT AGREEMENT. A fully-executed amendment under the Parent Credit Agreement which permits the incurrence of the Indebtedness evidenced by this Agreement.

         5.12 ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by the Administrative Agent and its counsel.

SECTION 6  REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and the Issuing Lender to issue the Letter of Credit, each Credit Party represents and warrants to the Administrative Agent, Issuing Lender, and each Lender, whereby all such representations and warranties are limited to the applicable Credit Party or the business of the applicable Credit Party rendering the representation or warranty, that:

         6.1 ORGANIZATION, POWERS. Each of the Credit Parties (a)(i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where any such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (b) has the power and authority to execute, deliver and perform its obligations under each of the Loan Papers and each other agreement or instrument contemplated hereby to which it is or will be a party.

         6.2 AUTHORIZATION. This Agreement and the transactions contemplated hereby: (a) have been duly authorized by all requisite corporate and, if required, stockholder action; and (b) will not (i) violate (A) any provision of applicable Law, or of the certificate or articles of incorporation or other constitutive documents or by-laws of each of the Credit Parties, (B) any order of any Governmental Authority, or (C) any provision of any indenture, agreement, or other instrument to which any Credit Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase, or redemption of any obligation under any such indenture, agreement, or other instrument, or (iii) result in the creation or imposition of any Lien prohibited by this Agreement.

         6.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         6.4 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement and the transactions contemplated hereby, except for such as have been made or obtained and are in full force and effect.

         6.5 FINANCIAL STATEMENTS.

                  (a) The Parent has heretofore furnished to the Administrative Agent its consolidated balance sheets and statements of income, stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 2003, audited by and accompanied by the opinion of PricewaterhouseCoopers, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP.

                  (b) The Company has heretofore furnished to the Administrative Agent its consolidated balance sheets and statements of income, stockholders' equity, and cash flows as of and for the fiscal years ended December 31, 2001, December 31, 2002, and December 31, 2003. Such financial statements present fairly the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP.

         6.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 2003, no event, change or condition has occurred that has had, or could reasonably be expected to result in a Material Adverse Change.

         6.7 TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

                  (a) Each of the Credit Parties has valid title to, or valid leasehold interests in, all its material properties and assets, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by SECTION 8.2.

                  (b) Each Credit Party has complied with all material obligations under all material leases to which it is a party and, to such Credit Party's knowledge, all such leases are in full force and effect.

         6.8 SUBSIDIARIES. SCHEDULE 6.8 sets forth as of the Closing Date a list of all of the Subsidiaries of the Parent and the percentage ownership interest of the Parent therein. The shares of capital stock or other ownership interests so indicated on SCHEDULE 6.8 are fully paid and non-assessable and as of date hereof are owned by the Parent, directly or indirectly, free and clear of all Liens (other than Liens permitted by this Agreement).

         6.9 LITIGATION; COMPLIANCE WITH LAWS.

                  (a) Except as set forth on SCHEDULE 6.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the applicable Credit Party, threatened against such Credit Party or any

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         business, property or rights of any such Person (i) that involve any Loan Paper or the transactions contemplated hereby, or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

                  (b) None of the Credit Parties or any of their respective material properties or assets is in violation of any Law (including United Nations and U.S. sanction laws, and any zoning, building, Environmental Law, ordinance, code or approval, or any building permits), or is in default with respect to any judgment, writ, injunction, decree, or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Change.

         6.10 AGREEMENTS.

                  (a) No Credit Party is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Change.

                  (b) No Credit Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Change.

         6.11 FEDERAL RESERVE REGULATIONS

                  (a) No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of the Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U, or X.

         6.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Credit Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         6.13 TAX RETURNS. Each Credit Party has filed or caused to be filed all tax returns, reports, or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all material written assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party shall have set aside on its books adequate reserves.

         6.14 NO MATERIAL MISSTATEMENTS. None of any information, report, financial statement, exhibit, or schedule furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Paper or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit, or schedule was based upon or constitutes a forecast or projection, such Credit Party represents only that it acted in good faith and

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit, or schedule.

         6.15 EMPLOYEE BENEFIT PLANS. The Parent and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Change.

         6.16 ENVIRONMENTAL MATTERS

                  (a) Except as set forth in SCHEDULE 6.16 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, no Credit Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has received notice of any claim with respect to any Environmental Liability, or (iii) knows of any basis for any Environmental Liability to which it is or reasonably could become subject.

                  (b) Since the date hereof, there has been no change in the status of the matters disclosed on SCHEDULE 6.16 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Change.

         6.17 LABOR MATTERS. As of the date hereof, there are no strikes, lockouts, or slowdowns against any Credit Party pending or, to the knowledge of the applicable Credit Party, threatened. Except with respect to any violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, the hours worked by and payments made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters. All payments due from any Credit Party, or for which any claim may be made against any Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party except where the failure to make or accrue any such payments, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. The consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party is bound.

         6.18 SOLVENCY. After giving effect to this Agreement and the transactions contemplated hereby, (a) the fair value of the assets of each Credit Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Credit Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         6.19 PROJECTIONS. As of the date hereof, there has been no change in the Projections delivered pursuant to SECTIONS 5.6(A)(I) and 5.6(B)(III) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         6.20 SENIOR INDEBTEDNESS. The Obligations of the Credit Parties hereunder constitute "Senior Indebtedness" under and as defined in the Dollar Subordinated Note Indenture and the Euro Subordinated Note Indenture.

         6.21 CONSOLIDATED COVERAGE RATIO. After giving effect to the incurrence of Indebtedness under this Agreement and the EIB Loan, the Consolidated Coverage Ratio (as defined in the Dollar Subordinated Note Indenture) of the Parent is
2.77 to 1.00.

         6.22 EIB LOAN. The EIB has approved the use of proceeds of the EIB Loan for the purpose of repaying outstanding senior Indebtedness of the Parent.

SECTION 7  AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES

         Each Credit Party covenants and agrees that so long as the Letter of Credit shall be outstanding, and until payment in full of the Obligation and termination of the Letter of Credit Commitment, each Credit Party will (unless such Credit Party receives prior written consent to the contrary from the Administrative Agent as authorized by the Determining Lenders), and always limited to the applicable Credit Party or the business of the applicable Credit Party rendering the covenant:

         7.1 EXISTENCE; BUSINESSES AND PROPERTIES.

                  (a) Do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence, except as otherwise expressly permitted under SECTION 8.5 and except, with respect to any Subsidiary, where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend, and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, and trade names material to the conduct of the business of each Credit Party; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable Laws (including all Environmental Laws) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements, and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

         7.2 INSURANCE. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         7.3 OBLIGATIONS AND TAXES. Pay its Indebtedness promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments, and governmental charges or

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials, and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy, or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) such Credit Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) such contest operates to suspend collection of the contested obligation, tax, assessment, or charge and enforcement of a Lien.

         7.4 FINANCIAL STATEMENTS, REPORTS, ETC.

                  (a) In the case of the Parent, furnish to the Administrative
         Agent:

                           (i) concurrently with same being filed with the SEC,
                  but in any event no later than 100 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Parent and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                           (ii) concurrently with same being filed with the SEC,
                  but in any event no later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Parent and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, compared with the consolidated budget for such fiscal quarter as well as the results of its operations and the operations of its Subsidiaries in the corresponding quarter from the prior fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                           (iii) concurrently with any delivery of financial
                  statements under CLAUSE (I) or (II) above, a certificate of a Financial Officer of the Parent certifying such statements and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and, in the case of a certificate delivered with the financial statements required by CLAUSE (I) above, setting forth the Parent's calculation of Excess Cash Flow;

                           (iv) at least 10 days prior to the commencement of
                  each fiscal year of the Parent, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for each quarter of such fiscal year and as of the end of and for such fiscal year and describing the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                           (v) promptly after the same become publicly
                  available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                           (vi) promptly after the receipt thereof by the
                  Parent, a copy of any final "management letter" received by any such person from its certified public accountants and the management's response thereto; and

                           (vii) promptly, from time to time, such other
                  information regarding the operations, business affairs, and financial condition of the Parent and its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Paper, as the Administrative Agent or any Lender may reasonably request.

                  (b) In the case of the Company, furnish to the Administrative
         Agent:

                           (i) concurrently with the financial statements
                  delivered pursuant to SECTION 7.4(A)(I), its internally generated consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, certified by a Responsible Officer of the Company and a Financial Officer of the Parent as fairly presenting the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                           (ii) within 210 days after the end of each fiscal
                  year, its statutory consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such statutory consolidated financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis;

                           (iii) within 90 days following the delivery of the
                  statutory financial statements set forth in SECTION 7.4(B)(II), a review prepared by PricewaterhouseCoopers or other independent public accountants of recognized national standing of the financial statements set forth in SECTION 7.4(B)(I).

                           (iv) within 90 days after the end of each of the
                  first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by a Responsible Officer of the Company and a Financial Officer of the Parent as fairly presenting the financial condition and

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
                  results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                           (v) concurrently with any delivery of financial
                  statements under CLAUSE (I), (II), or (IV) above, a certificate of a Responsible Officer of the Company and a Financial Officer of the Parent certifying such statements and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (vi) promptly, from time to time, such other
                  information regarding the operations, business affairs, and financial condition of the Company, or compliance with the terms of any Loan Paper, as the Administrative Agent or any Lender may reasonably request; and

                           (vii) no later than September 30, 2004, the Company
                  shall provide the Administrative Agent its statutory audited consolidated financial statements for the fiscal year ended December 31, 2003, and as soon as available thereafter, its audited consolidated financial statements for the fiscal year ended December 31, 2003, prepared in accordance with GAAP, and reviewed by PricewaterhouseCoopers or other independent public accountants of recognized national standing.

         7.5 Litigation and Other Notices. Furnish to the Administrative Agent, Issuing Lender, and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against such Credit Party or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Change;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of such Credit Party in an aggregate amount exceeding the Dollar Equivalent Amount of $5,000,000;

                  (d) any notice from S&P or Moody's indicating the possibility of an adverse change in the credit ratings applicable to the Parent or any of its Indebtedness assigned by S&P or Moody's and promptly after the Parent obtains knowledge of any change in the rating established by S&P or Moody's, as applicable, a notice of such change, which notice shall specify the new rating, the date on which such change was publicly announced, and such other information with respect to such change as the Administrative Agent may reasonably request;

                  (e) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

         7.6 Maintaining Records; Access to Properties and Inspections. Keep books of record and account in conformity with the generally accepted accounting principles in the jurisdiction of its principal place of business. Each Credit Party will permit any Representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of such Credit Party at

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, and condition of such Credit Party with the officers thereof and independent accountants therefor; provided that any such visit or inspection does not interfere with the normal operation of such business conducted at the properties.

         7.7 Use of Proceeds. Request the issuance of the Letter of Credit only for the purpose set forth in the preamble to this Agreement.

         7.8 Further Assurances. Execute any and all further documents, financing statements, agreements, and instruments, and take all further action that may be required under applicable Law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and any other the Loan Paper.

         7.9 Interest Rate Protection. The Parent shall maintain the lesser of
(a) $375,000,000 in principal amount, and (b) 50% of its long-term Indebtedness as Indebtedness bearing a fixed rate of interest, whether pursuant to Hedging Agreements (which shall be acceptable to the Administrative Agent) or otherwise.

         7.10 EIB Loan. No later than thirty (30) days after the Closing Date, the proceeds of the EIB Loan shall be used to reduce outstanding senior Indebtedness of the Parent. The Company and the Parent shall, at all times, comply with the terms and provisions of the EIB Loan.

SECTION 8  NEGATIVE COVENANTS OF THE CREDIT PARTIES

         Each Credit Party, as applicable, covenants and agrees that so long as the Letter of Credit shall be outstanding, and until payment in full of the Obligation and termination of the Letter of Credit Commitment, each Credit Party, as applicable, will not (unless such Credit Party receives a prior written consent to the contrary from the Administrative Agent as authorized by the Determining Lenders), and always limited to the applicable Credit Party or the business of the applicable Credit Party rendering the covenant:

         8.1 INDEBTEDNESS. Incur, create, assume, or permit to exist any Indebtedness, except:

                  (a) Indebtedness of any Credit Party for borrowed money existing on the date hereof and set forth in SCHEDULES 8.1(A), (D),
         (E), (F), and (G), and any extensions, renewals, or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, the weighted average life to maturity of such Indebtedness is not decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders, and no Credit Party (unless the original obligor in respect of such Indebtedness) becomes an obligor with respect thereto;

                  (b) Indebtedness of any Credit Party created hereunder and under the other Loan Papers;

                  (c) intercompany Indebtedness of any Credit Party to the extent permitted by SECTION 8.4(c); provided, however, that the Company shall not incur any intercompany Indebtedness in excess of E150,000,000;

                  (d) Indebtedness of the Parent incurred to finance the acquisition, construction, or improvement of any fixed or capital assets, including any Indebtedness assumed in connection

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or within 90 days after the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this SECTION 8.1(d), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to
         SECTION 8.1(e) and outstanding Indebtedness listed on SCHEDULES 8.1(d) and 8.1(e), shall not exceed $25,000,000 at any time outstanding;

                  (e) Capital Lease Obligations of the Parent in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to SECTION 8.1(d) and outstanding Indebtedness listed on SCHEDULES 8.1(d) and 8.1(e), not in excess of $25,000,000 at any time outstanding;

                  (f) Indebtedness of the Parent under industrial revenue bonds in an aggregate principal amount, when combined with the outstanding principal amounts of industrial revenue bonds listed on SCHEDULE 8.1(f), not to exceed $20,000,000 at any time outstanding;

                  (g) Indebtedness incurred by Foreign Subsidiaries (other than the Credit Parties) in an aggregate principal amount, when combined with the outstanding principal amount of all Indebtedness listed on
         SCHEDULE 8.1(g), not to exceed the Dollar Equivalent Amount of $25,000,000 at any time outstanding and guarantees thereof by other Foreign Subsidiaries (other than the Credit Parties);

                  (h) with respect to the Parent, unsecured guarantees of Indebtedness of its Subsidiaries permitted to be incurred pursuant to this Agreement, provided that if such Indebtedness is subordinated to the Obligations, the guarantee thereof by the Parent shall be subordinated on terms no less favorable to the Lenders;

                  (i) Indebtedness of (x) the Parent under the Dollar Subordinated Notes in an aggregate principal amount not to exceed $188,500,000, and the senior subordinated guarantees thereof by any of the Credit Parties, and (y) FFBV under the Euro Subordinated Notes in an aggregate principal amount not to exceed E65,000,000, and the senior subordinated guarantees thereof by any of the Credit Parties, in each case less the amount of any prepayments or repurchases thereof after May 2, 2002;

                  (j) Indebtedness of Finsub incurred pursuant to the Receivables Program Documentation in an amount not exceeding $200,000,000 in the aggregate at any time outstanding;

                  (k) with respect to the Parent, guarantees of loans, in an aggregate amount outstanding at any time not to exceed $30,000,000, made by third parties to employees who are participants in the Parent's stock purchase program, if implemented, to enable such employees to purchase common stock of the Parent;

                  (l) Indebtedness or other contingent obligations (including obligations as an account party under any letter of credit of any Credit Party), solely in respect of surety and performance bonds, bank guarantees, commercial and standby letters of credit, and similar obligations in respect of contractual obligations of any Credit Party, provided that such obligations are (i) incurred in the ordinary course of business of such Credit Party and (ii) except as expressly permitted under Section 8.2(k), unsecured;

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  (m) Indebtedness of the Parent in respect of the ABN Standby Credit in an aggregate amount outstanding at any time not to exceed $10,000,000;

                  (n) Indebtedness of the Parent in respect of the Fifth Third Letters of Credit, but not any renewals, extensions, or replacements thereof;

                  (o) Indebtedness of the Parent constituting New Subordinated Debt in an aggregate principal amount not to exceed $250,000,000;

                  (p) other unsecured Indebtedness of the Parent in an aggregate principal amount not exceeding $25,000,000 at any time outstanding;

                  (q) unsecured Indebtedness of the Company under Hedging Agreement; and

                  (r) other unsecured Indebtedness of the Company in an aggregate principal amount not exceeding E1,000,000 at any time outstanding.

         8.2 LIENS. Create, incur, assume, or permit to exist any Lien on any property or assets (including stock or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of any Credit Party existing on the date hereof and set forth in SCHEDULE 8.2, inclusive of Liens otherwise permitted under the Parent Credit Agreement; provided that to the extent such Liens secure obligations, they shall secure only those obligations which they secure on the date hereof and any extensions, renewals, or replacements thereof to the extent the same are permitted under SECTION 8.1;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by any Credit Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, and (ii) such Lien does not apply to any other property or assets of any Credit Party;

                  (c) with respect to any Credit Party, Liens for taxes not yet due or which are being contested in compliance with SECTION 7.3;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens of any Credit Party arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with SECTION 7.3;

                  (e) in respect of any Credit Party, pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance, and other social security laws or regulations;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business of any Credit Party;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property, and other similar encumbrances incurred in the ordinary course of business of any Credit Party which, in the aggregate, are not substantial in amount and do not materially detract from the value

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party;

                  (h) Liens on fixed or capital assets hereafter acquired (or, in the case of improvements, constructed) by any Credit Party; provided that (i) such Liens secure Indebtedness permitted by SECTION 8.1, (ii) such Liens are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) except in the case of Capital Lease Obligations, the Indebtedness secured thereby does not exceed 90% of the lesser of the cost or the fair market value of such fixed or capital asset at the time of such acquisition (or construction), and (iv) such Liens do not apply to any other property or assets of any Credit Party;

                  (i) Liens on the property of Finsub incurred pursuant to the Receivables Program Documentation;

                  (j) Liens arising out of judgments or awards that do not constitute an Event of Default under SECTION 9.1(i) or in respect of which any Credit Party shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed the Dollar Equivalent Amount of $10,000,000 at any time outstanding; and

                  (k) Liens on assets of Foreign Subsidiaries (other than the Credit Parties); provided that (i) such Liens do not extend to, or encumber, the capital stock of any of the Parent's Subsidiaries (except as permitted by SECTION 8.2(a)), and (ii) such Liens extending to the assets of such Foreign Subsidiaries secure only Indebtedness (x) incurred by such Foreign Subsidiary pursuant to SECTION 8.1(g) or (y) of up to the Dollar Equivalent Amount of $5,000,000 in the aggregate incurred by such Foreign Subsidiaries pursuant to SECTION 8.1(l).

         8.3 SALE and Lease-Back Transactions. With respect to any Credit Party, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by SECTION 8.5 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by SECTIONS
8.1 and 8.2, respectively.

         8.4 INVESTMENTS, Loans and Advances. Purchase, hold, or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

                  (a) (i) investments by the Parent existing on the date hereof in the capital stock or other equity interests of the Parent's Subsidiaries, (ii) investments by the Parent in an aggregate amount not to exceed $30,000,000, the proceeds of which are used, directly or indirectly, to acquire from any third-party joint venture participant all such participant's interest in a joint venture, with the result that the joint venture becomes a wholly owned Subsidiary of the Parent,
         (iii) additional investments by the Parent in the capital stock or other equity interests of the Parent's Subsidiaries; provided that the aggregate amount of equity investments made after August 8, 2000 pursuant to this CLAUSE (iii) by the Parent in any of its Subsidiaries that is not a Credit Party shall not exceed $25,000,000 at any time outstanding; and (iv) additional investments by the Parent in the Captive Insurance Company;

                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  (b) Permitted Investments of any Credit Party;

                  (c) (i) intercompany loans and advances existing on the date hereof and set forth on SCHEDULE 8.4 and renewals, refinancings, substitutions, and replacements of such intercompany loans and advances to the extent the aggregate principal amount of all such loans and advances is not increased and, no such renewal, refinancing, substitution, or replacement shall involve a cash transfer from any Credit Party to any Person that is not a Credit Party unless the loan or advance being renewed, refinanced, substituted, or replaced has been repaid in cash in an amount at least equal to such cash transfer; (ii) other loans or advances made by the Parent to any of its Subsidiaries and made by any of the Parent's Subsidiaries to the Parent or any other Subsidiary of the Parent; provided that the amount of such loans and advances made pursuant to this CLAUSE (ii) by the Parent to any of its Subsidiaries that are not Credit Parties shall not exceed the Dollar Equivalent Amount of $25,000,000 at any time outstanding; (iii) other loans or advances made by the Parent to a Foreign Subsidiary ("OUTBOUND DEBTS"); provided that (A) within 10 Business Days of the making of any such loan or advance by the Parent to any of its Subsidiaries that is not a Credit Party, one or more of the Foreign Subsidiaries shall return an equivalent amount of funds to the Parent ("INBOUND DISTRIBUTIONS") by way of (x) a dividend or return of capital or (y) a loan or advance to the Parent, which loan or advance shall be subordinated in right of payment to the Obligations in a manner satisfactory to the Administrative Agent and (B) the aggregate amount of Outbound Debts outstanding at any time to any of the Parent's Subsidiaries that are not Credit Parties shall not exceed the aggregate amount of Inbound Distributions from such Subsidiaries that are not Credit Parties by more than the Dollar Equivalent Amount of $100,000,000 at any time. In addition to the foregoing, the Parent or a wholly owned Subsidiary of the Parent may own the Defeased IRBs; and
         (iv) intercompany loans and advances made by and among the Company and its Subsidiaries for the purpose of achieving tax efficiencies;

                  (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business of any Credit Party;

                  (e) the Parent and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding shall not exceed $5,000,000;

                  (f) the Parent may enter into Hedging Agreements that (i) are required by SECTION 7.9 or (ii) are not speculative in nature, are entered into in the ordinary course of business and are related to interest rate hedging for floating interest rate exposure or hedging of bookings, sales, income and dividends derived from the foreign operations of the Parent or any of its Subsidiaries or otherwise related to purchases from foreign suppliers;

                  (g) the Parent or any of its Subsidiaries may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the capital stock or other equity interests of a Person (referred to herein as the "Acquired Entity"); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such capital stock or other equity interest by, or proxy contest initiated by, the Parent or any of its Subsidiaries; (ii) the Acquired Entity shall be a going concern, shall be in a similar line of business as that of the Parent and its Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) the Parent would be in compliance with the covenants set forth in SECTIONS 8.11 and 8.12 and the Leverage Ratio shall be at least 25 basis points below the maximum Leverage Ratio permitted at the time pursuant to SECTION 8.13, in each case as of



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by SECTION 7.4(a)(i) or 7.4(a)(ii) have been delivered or for which comparable financial statements have been filed with the SEC, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this SECTION 8.4(g) occurring after such period) as if such transaction had occurred as of the first day of such period; (C) the Company would be in compliance with the covenant set forth in SECTION 8.13(b) as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by SECTION 7.4(b)(i), 7.4(b)(ii), 7.4(b)(iv) or 7.4(b)(v) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this SECTION 8.4(g) occurring after such period) as if such transaction had occurred as of the first day of such period, and (D) the aggregate of the consideration paid in connection with all such acquisitions (including any Indebtedness of the Acquired Entity that is assumed by the Parent or any of its Subsidiaries following such acquisition) shall not exceed
         (x) in the event that the Parent's Leverage Ratio calculated as provided under CLAUSE (iii) (B) above is greater than 2.5 to 1.0, $50,000,000 for all such acquisitions, and (y) in the event that the Parent's Leverage Ratio calculated as provided under CLAUSE (iii) (B) above is equal to or less than 2.5 to 1.0, $100,000,000 in any fiscal year of the Parent, which amount may be increased in any fiscal year (to an amount not to exceed $150,000,000) by the amount of consideration for any such acquisition in such fiscal year consisting solely of common stock of the Parent (any acquisition of an Acquired Entity meeting all the criteria of this SECTION 8.4(g) being referred to herein as a "PERMITTED ACQUISITION"). All pro forma calculations required to be made pursuant to this SECTION 8.4(g) shall (i) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, are reviewed by the Parent's independent certified public accountants and are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (ii) be certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions;

                  (h) in addition to investments permitted by CLAUSES (a) through (g) above, additional investments, loans, and advances (other than equity investments in Foreign Subsidiaries) by the Parent and its Subsidiaries (other than the Company and the Material Subsidiaries) so long as the aggregate amount invested, loaned, or advanced pursuant to
         Section 6.04(h) of the Original Credit Agreement and this CLAUSE (h) (determined without regard to any write-downs or write-offs of such investments, loans, and advances) does not exceed $10,000,000 in the aggregate.

         8.5 MERGERS, Consolidations, Sales of Assets and Acquisitions.

                  (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease, or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of the Parent or any other Credit Party (whether now owned or hereafter acquired) or any capital stock of any Subsidiary of the Parent (except as permitted by SECTION 8.5(b), below), or purchase, lease, or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that
         (i) the Parent and any of its Subsidiaries may purchase and sell inventory in the ordinary course of business, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary of the Parent may merge into the Parent in a transaction in which the Parent is the surviving corporation and (y) any wholly owned Subsidiary of the Parent (other than the Company) may merge into or consolidate with any other wholly owned Subsidiary of the



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         Parent in a transaction in which the surviving entity is a wholly owned Subsidiary of the Parent (and a Credit Party, if the merged Subsidiary was a Credit Party) and no Person other than the Parent or a wholly owned Subsidiary of the Parent receives any consideration, (iii) the Parent and its Subsidiaries may make Permitted Acquisitions (including by way of merger of a Person or Persons into the Parent or any Subsidiary of the Parent), (iv) any Subsidiary of the Parent (other than the Company) may be liquidated if the assets and liabilities of such Subsidiary have been (or as a result of such liquidation are) assigned to and assumed by the Parent or another Subsidiary of the Parent (which must be a Credit Party if the liquidated Subsidiary is a Credit Party) in a manner permitted hereunder, (v) any Credit Party (other than the Company and the Parent) may sell, transfer, lease, or otherwise dispose of (in one transaction or a series of transactions) all or substantially all of the assets of such Credit Party to another Credit Party, and (vi) the Parent or any of its Subsidiaries may sell Program Receivables to Finsub, and Finsub may sell Program Receivables pursuant to the Receivables Program Documentation.

                  (b) With respect to the Parent, engage in any Asset Sale otherwise permitted under SECTION 8.5(a) unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the fair market value (as certified by a Responsible Officer of the Parent or, in the case of an asset with a fair market value in excess of $20,000,000, determined in good faith by the board of directors of the Parent) of the assets being sold, transferred, leased, or disposed of and (iii) the fair market value of all assets sold, transferred, leased, or disposed of pursuant to this
         SECTION 8.5(b) shall not exceed (x) $50,000,000 in any fiscal year or
         (y) $150,000,000 in the aggregate from and after the August 8, 2000, provided that the limitations set forth in this CLAUSE (iii) shall not apply to the non-recourse factoring of accounts receivable by Foreign Subsidiaries, provided that the aggregate outstanding amount of accounts receivable (assuming each such account receivable remains outstanding for the number of days provided in the applicable invoice for non-delinquent payment) at any time which have been so factored since August 8, 2000 shall not exceed $50,000,000. Any Asset Sale by a Subsidiary of the Parent of all or substantially all of its assets and permitted by this SECTION 8.5 may be effected by a sale of all of the capital stock of such Subsidiary.

                  (c) With respect to the Parent, engage in any Asset Swap otherwise permitted by SECTION 8.5(a) unless all of the following conditions are met: (i) such exchange complies with the definition of Asset Swap, (ii) if the fair market value of the assets transferred exceeds $25,000,000, the board of directors of the Parent approves such exchange and the Parent secures an appraisal given by an unaffiliated third party in form and substance reasonably satisfactory to the Administrative Agent, (iii) the fair market value of all assets of the Parent and its Subsidiaries transferred pursuant to Asset Swaps since August 8, 2000 shall not exceed $100,000,000 in the aggregate, and (iv) the fair market value of any property or assets received is at least equal to the fair market value of the property or assets so transferred.

         8.6 DIVIDENDS and Distributions; Restrictive Agreements.

                  (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities, or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary of the Parent to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose (a "RESTRICTED PAYMENT"); provided, however, that (i) the Company may declare and pay dividends or make other distributions ratably to its shareholders, so long as the FBV Fixed Charge Coverage Ratio for the four fiscal quarters then ended is not less than 1.10:1.00 after giving effect to such dividend or distribution payment, (ii) any Subsidiary of the Parent may



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         declare and pay dividends or make other distributions ratably to its shareholders, except as otherwise set forth in CLAUSE (i) above, (iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Parent may repurchase shares of its capital stock owned by employees of the Parent or its Subsidiaries or make payments to employees of the Parent or its Subsidiaries in connection with the exercise of stock options, stock appreciation rights, or similar equity incentives or equity based incentives upon termination of employment or in connection with the death or disability of such employees, in an aggregate amount not to exceed $5,000,000 in any fiscal year, (iv) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Parent may repurchase shares of its capital stock for contribution to employee benefit plans maintained by the Parent and its Subsidiaries, in an aggregate amount not to exceed $5,000,000 in any fiscal year and (v) so long as the Parent has obtained and maintains Investment Grade Ratings, and so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Parent may make Restricted Payments in an amount not to exceed in the aggregate 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Investment Grade Ratings are obtained to the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders pursuant to SECTION 7.4(a)(i) or 7.4(a)(II) prior to the date of such Restricted Payment. Notwithstanding the foregoing, the Company may make a repatriation of funds from the Company to its shareholders of up to E70,000,000 from proceeds of the EIB Loan during the fiscal year ending December 31, 2004.

                  (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon (i) the ability of the Parent or any of its Subsidiaries to create, incur, or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary of the Parent to pay dividends or other distributions with respect to any shares of its capital stock (except as set forth in SECTION 8.6(a)(i)) or to make or repay loans or advances to the Parent or any of its Subsidiaries or to guarantee Indebtedness of the Company or any of its Subsidiaries; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by Law or by any Loan Paper or Subordinated Note Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of the Parent pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on Finsub under the Receivables Program Documentation, (D) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (E) CLAUSE (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (F) CLAUSE (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         8.7 TRANSACTIONS with Affiliates. Except for transactions by or among any Credit Party, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that: (a) any Credit Party may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party than could be obtained on an arm's-length basis from unrelated third parties,
(b) reasonable and customary fees may be paid to members of the board of directors, officers, employees, and consultants of any Credit Party for services rendered to such Credit Party in the ordinary course of business, together with customary indemnities in connection therewith and in accordance with applicable Law, (c) dividends and other payments permitted to be made under



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

SECTION 8.6 will be permitted, (d) the Parent, Finsub, and any other Subsidiaries of the Parent may consummate the transactions contemplated by the Receivables Program Documentation, (e) any Credit Party may enter into intercompany transactions permitted by SECTION 8.4, (f) any Credit Party may incur intercompany Indebtedness permitted by SECTION 8.1.

         8.8 BUSINESS of the Credit Parties. Engage at any time in any business or business activity other than the business currently conducted by the Credit Parties and business activities reasonably incidental thereto; provided, however, that the Parent shall be entitled to create a wholly-owned Subsidiary engaged solely in the business of providing the insurance coverage required under SECTION 7.2 hereof solely to the Credit Parties, so long as such Subsidiary is adequately capitalized to satisfy the requirements of SECTION 7.2 and investments therein do not exceed $1,000,000 in the aggregate (a "CAPTIVE INSURANCE COMPANY").

         8.9 Other Indebtedness and Agreements.

                  (a) Permit any waiver, supplement, modification, amendment, termination, or release of any indenture, instrument, or agreement pursuant to which any Material Indebtedness of any Credit Party is outstanding if the effect of such waiver, supplement, modification, amendment, termination, or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or the Lenders.

                  (b) (i) With respect to any Credit Party, make any distribution, whether in cash, property, securities, or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire, or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (including the Subordinated Notes), or (ii) pay in cash any amount in respect of any Indebtedness or preferred equity interests that may at the obligor's option be paid in kind or in other securities; provided that the Parent was permitted to repurchase and/or prepay the Subordinated Notes to the extent provided in the final proviso of Section 2.13(c) of the Original Credit Agreement.

         8.10 CAPITAL Expenditures. Until such time as the Parent obtains, and during any period in which the Parent does not maintain, Investment Grade Ratings, permit the aggregate amount of Capital Expenditures made by the Parent and its Subsidiaries in any fiscal year, to exceed $65,000,000 in the aggregate.

The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2004, shall be increased (but not reduced) by (i) the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year less (ii) an amount equal to unused Capital Expenditures carried forward to such preceding fiscal year.

         8.11 INTEREST Coverage Ratio. With respect to the Parent, permit its Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

                  PERIOD                                  RATIO
                  ------                                  -----
From and including June 30, 2004 through and              2.75x
including December 30, 2005

From and including December 31, 2005 through and          3.75x
including March 31, 2006

Thereafter                                                4.00x



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         8.12 Fixed Charge Coverage Ratio. With respect to the Parent, permit its Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be the less than the ratio set forth opposite such period below:

                      PERIOD                              RATIO
                      ------                              -----
From and including September 30, 2000 through and      1.10 to 1.00
including December 30, 2005

From and including December 31, 2005 through and       1.15 to 1.00
including September 29, 2006

Thereafter                                             1.20 to 1.00

         8.13 MAXIMUM Leverage Ratio.

                  (a) With respect to the Parent, permit its Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                      PERIOD                              RATIO
                      ------                              -----
From and including June 30, 2002 through and              4.00x
including September 29, 2004

From and including September 30, 2004 through and         3.75x
including March 30, 2005

From and including March 31, 2005 through and             3.50x
including September 29, 2005

From and including September 30, 2005 through and         3.25x
including December 30,

2005 Thereafter                                           3.00x


                  (b) With respect to the Company, permit the FBV Leverage Ratio at any time for the four consecutive fiscal quarters most recently ended to be greater than 2.25x.

         8.14 DESIGNATED Senior Indebtedness. With respect to the Parent, designate any Indebtedness as "Designated Senior Indebtedness" for purposes of either the Dollar Subordinated Note Indenture or the Euro Subordinated Note Indenture.

         8.15 FISCAL Year. With respect to the Parent, change its fiscal year-end to a date other than December 31; provided that the Parent may use a 52/53 week fiscal year ending around December 31.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

SECTION 9 EVENTS OF DEFAULT

         9.1 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) any representation or warranty made or deemed made in or in connection with this Agreement or any other Loan Paper, or any representation, warranty, statement or information contained in any report, certificate, financial statement, or other instrument furnished in connection with or pursuant to this Agreement or any other Loan Paper, shall prove to have been false or misleading in any material respect when so made or furnished;

                  (b) default shall be made in the payment of the amount of any Drawing when the same becomes due and payable pursuant to SECTION 3.1 hereof;

                  (c) default shall be made in the payment of any interest on the Obligation or any fees set forth in SECTION 3.2, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

                  (d) default shall be made in the due observance or performance by any Credit Party of any covenant, condition, or agreement contained in SECTION 7.1(a), 7.5, or 7.7 or in SECTION 8;

                  (e) default shall be made in the due observance or performance by any Credit Party of any covenant, condition, or agreement contained in any Loan Paper (other than those specified in CLAUSES (b), (c), or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) any Credit Party shall: (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this CLAUSE
         (II) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property or assets of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership, or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party, or (iii) the winding-up or liquidation of any Credit Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership, or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in CLAUSE (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         inability or fail generally to pay its debts as they become due, or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of the Dollar Equivalent Amount of $10,000,000 shall be rendered against any Credit Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Credit Party to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Determining Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Change;

                  (k) the Guaranty by any Guarantor for any reason shall cease to be in full force and effect (other than in accordance with its terms), any Guarantor fails to pay on the Guaranty in respect of the Obligation, or any Guarantor shall deny in writing that it has any further liability under the Guaranty (other than as a result of the discharge of such Guarantor in accordance with the terms of this Agreement);

                  (l) the Parent shall cease to be the beneficial owner of 100% of the voting stock of the Company;

                  (m) any of the Obligations shall cease to constitute "Senior Indebtedness" under and as defined in the Dollar Subordinated Note Indenture or the Euro Subordinated Note Indenture; or

                  (n) the occurrence and continuance of an "Event of Default" under the Parent Credit Agreement, or the occurrence and continuance of an event which gives rise to the right of the EIB to demand repayment under Section 10.01 of the EIB Loan.

         9.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall occur and be continuing, then: (a) the Administrative Agent may (and, subject to the terms of SECTION 10, shall upon the request of Determining Lenders) or Determining Lenders may declare the Letter of Credit Commitment and the obligation of Issuing Lender to issue the Letter of Credit on or after the date thereof terminated, whereupon the same shall forthwith terminate; (b) the Company shall pay to the Administrative Agent (for the Pro Rata benefit of the Lenders) immediately after the notice referred to in SECTION 3.8 hereof the full Available Amount of the Letter of Credit, regardless of whether any Drawing has been made under the Letter of Credit, which sum shall be placed in the Cash Collateral Account with the Administrative Agent for the payment of any future Drawings; (c) the Company shall pay to the Administrative Agent immediately and upon written notice and demand from the Administrative Agent to the Company the unpaid amount of any of the remainder of the Obligation then due and owing to the Administrative Agent, Issuing Lender, and the Lenders hereunder; and (d) the Administrative Agent may (and, subject to the terms of SECTION 10, shall upon the request of Determining Lenders) or Determining Lenders may (i) reduce any claim to judgment, and/or (ii) pursue and enforce any of the Administrative Agent's, Issuing Lender's, or any Lender's Rights under this Agreement, or otherwise provided under or pursuant to any applicable Law or agreement; provided, however, that if any Event of Default specified in SECTION 9.1(g) or 9.1(h) hereof shall occur, the Obligation (including the obligation to pay the amount set forth in CLAUSES (b) and (c) above) shall thereupon become due and payable concurrently therewith, without any further action by Administrative Agent, Issuing Lender, or any Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate, or other notice of any kind other than as expressly provided herein, all of which the Company hereby



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
expressly waives to the fullest extent permitted by applicable Law, other than such notice as is expressly required herein.

SECTION 10 AGREEMENT AMONG LENDERS

         10.1 ADMINISTRATIVE AGENT.

                  (a) Each Lender hereby appoints Calyon New York Branch (and Calyon New York Branch, hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of the Lenders are to be made available to or for the benefit of the Company under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and the Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from the Company under the Loan Papers; (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from the Lenders; and (ix) to execute, on behalf of the Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by the Lenders or Determining Lenders (when entitled to so authorize) from time to time; provided, however, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

                  (b) The Administrative Agent may resign at any time as the Administrative Agent under the Loan Papers by giving written notice thereof to the Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign as the Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as the Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation as the Administrative Agent under the Loan Papers, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Papers.

                  (c) The Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         acting as the Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include the Administrative Agent; and any resignation of the Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and each Credit Party agrees that the Administrative Agent is not a fiduciary for the Lenders or for the Credit Parties but simply is acting in the capacity described herein to alleviate administrative burdens for both the Credit Parties and the Lenders, that the Administrative Agent has no duties or responsibilities to the Lenders or the Credit Parties except those expressly set forth herein, and that the Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (d) The Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with the Credit Parties, act as trustee or depositary for the Credit Parties, or otherwise be engaged in other transactions with the Credit Parties (collectively, the "other activities") not the subject of the Loan Papers. Without limiting the Rights of the Lenders specifically set forth in the Loan Papers, the Administrative Agent and its Affiliates shall not be responsible to account to the Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of the Credit Parties which are not contemplated or included in the Loan Papers, any present or future offset exercised by the Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of the Administrative Agent or its Affiliates which may be or become security for the obligations of the Credit Parties arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of the Credit Parties arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably.

         10.2 EXPENSES. Upon demand by the Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by the Administrative Agent in connection with any of the Loan Papers if and to the extent the Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which the Administrative Agent subsequently receives from such other sources.

         10.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

         10.4 DELEGATION OF DUTIES; RELIANCE. The Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its Representatives. The Administrative Agent and its Representatives shall: (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by the Administrative Agent, (b) be entitled to deem and



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 11.12, written notice of the assignment or transfer thereof shall have been given to and received by the Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of an Event of Default unless a responsible officer of the Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge thereof or the Administrative Agent has been notified thereof by a Lender or the Company, and (d) be entitled to consult with legal counsel (including counsel for the Company), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         10.5 LIMITATION OF LIABILITY.

                  (a) Neither the Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for gross negligence or willful misconduct; and neither the Administrative Agent nor any of its Representatives has any fiduciary relationship with any Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of the Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, the Administrative Agent shall not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If the Administrative Agent requests instructions from the Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, the Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall the Administrative Agent or any of its Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

                  (c) The Administrative Agent shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon the Administrative Agent in respect of, (i) the creditworthiness of the Credit Parties and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or
         (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any of the Credit Parties. Each Lender agrees to indemnify the Administrative Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, to the extent the Administrative Agent and its Representatives are not reimbursed for such amounts by the Credit Parties (provided that, neither the Administrative Agent nor its Representatives shall have the right to be indemnified hereunder for its or their own gross negligence or willful misconduct).

         10.6 DEFAULT; COLLATERAL. Upon the occurrence and continuance of an Event of Default, the Lenders agree to promptly confer in order that Determining Lenders or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of the Credit Parties, the Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other Indebtedness or obligations of the Company to the Obligation shall be construed as being for the ratable benefit of each Lender. If the Administrative Agent acquires any security for the Obligation upon or in lieu of foreclosure, the same shall be held for the Pro Rata benefit of all Lenders.

         10.7 LIMITATION OF LIABILITY. To the extent permitted by Law: (a) the Administrative Agent (acting in its agent capacity) shall not incur any liability to any other Lender or Participant except for acts or omissions resulting from its own gross negligence or willful misconduct, and (b) neither the Administrative Agent, any Lender, nor any Participant shall incur any liability to any other Person for any act or omission of any other Lender or Participant.

         10.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among the Administrative Agent and the Lenders.

         10.9 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTION 10.1(c) in favor of the Credit Parties, none of the provisions of this SECTION 10 shall inure to the benefit of the Credit Parties or any other Person other than Lenders; consequently, neither the Credit Parties nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or Lender to comply with such provisions.

         10.10 OBLIGATION SEVERAL. The obligations of the Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 11 MISCELLANEOUS

         11.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

         11.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         11.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given: (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by certified (return receipt) or registered mail, shall be deemed to have been given when received, and (d) if by hand or overnight courier service, shall be deemed to have been given when received. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for the Administrative Agent and each Lender is set forth on SCHEDULE 2.1, and for each Credit Party is the address set forth by such Credit Party's signature on the signature page of this Agreement.

         11.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to the Administrative Agent and its counsel.

         11.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of the Administrative Agent, Issuing Lender or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

         11.6 Governing Law. THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

         11.7 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. The Administrative Agent, Issuing Lender, the Lenders, and the Credit Parties agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         11.8 Entirety. THE RIGHTS AND OBLIGATIONS OF THE CREDIT PARTIES, LENDERS, ISSUING LENDER, AND THE ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY THE CREDIT PARTIES, ANY LENDER, ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE CREDIT PARTIES, LENDERS, ISSUING LENDER, AND THE ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         11.9 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY: (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN OR SOUTHERN DISTRICT OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT,
(C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO ITS PROCESS AGENT SET FORTH BELOW, AND (E) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. In order to effectuate such submission to jurisdiction, each Credit Party hereby agrees that service of all writs, process, and summonses in any such suit, action, or proceeding brought in the State of New York may be brought upon its process agent appointed below. Each Credit Party hereby irrevocably appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY 10011, its process agent, as its true and lawful attorney-in-fact in the name, place and stead of such Credit Party to accept such service of any and all such writs, process, and summonses, and each Credit Party agrees that the failure of such process agent to notify any Credit Party of the service of such writ, process, or summons shall not impair the validity of such service or any judgment based thereon. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Credit Parties and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this agreement, and each will continue to rely on each of such waivers in related future dealings. The Credit Parties and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION
11.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS AGREEMENT OR ANY OTHER LOAN PAPER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         11.10 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                  (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified or waived by an instrument in writing executed jointly by the Company and Determining Lenders, and, in the case of any matter affecting the Administrative Agent, by the Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver if the Company and Determining Lenders, and, in the case of any matter affecting the Administrative Agent, the Administrative Agent, have approved same.

                  (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
         by the Company and executed (or approved, as the case may be) by each Lender, and, in the case of any matter affecting the Administrative Agent or Issuing Lender, by the Administrative Agent or Issuing Lender, as applicable: (i) extends the Credit Expiration Date or the due date of any scheduled payment of the Obligation (including interest and fees) arising under the Loan Papers beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of any scheduled payment, interest, fees, or other sums payable to the Administrative Agent or the Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the percentage specified in the definition of "DETERMINING LENDERS" or any other provision hereof specifying the number or percentage of the Lenders which are required to amend, waive, or modify any rights hereunder or otherwise make any determination or grant any consent hereunder; (iv) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder; (v) consents to the assignment or transfer of the Company of any of its rights and obligations under this Agreement; (vi) releases any Guarantor from the Guaranty; (vii) change
         SECTION 2.1(c) in any manner that would alter the Pro Rata sharing of payments required thereby; or (viii) change SECTION 3.8 or any other provision of this Agreement that would alter the rights of Lenders with respect to Cash Collateral. Without the consent of such Lender, no Lender's "COMMITTED SUM" under the Letter of Credit Commitment may be increased. Without the consent of the Administrative Agent and Determining Lenders, no provision of SECTION 10 may be amended, modified, or waived.

                  (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

                  (d) No course of dealing nor any failure or delay by the Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of the Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by the Administrative Agent and Determining Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         11.11 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by the Credit Parties, each Lender, and the Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to the Administrative Agent by each Lender, the Administrative Agent, and each Credit Party, or, when the Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to the Administrative Agent a counterpart hereof.

         11.12 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties or obligations under any Loan Papers without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers; provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or to an Affiliate of a Lender, or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $5,000,000, and, after such assignment, no Lender shall have a Committed Sum of less than $5,000,000 (in each case unless otherwise agreed by the Company and the Administrative Agent);

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its Rights and obligations under this Agreement; and

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement, together with a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Loan Papers. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 3.6.

                  (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their respective Committed Sums, and principal amount of the Drawings, if any, owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent, Issuing Lender, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this Section, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by the Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT B hereto: (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial lending business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         Lender shall remain a "Lender" under this Agreement and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof,
         (iv) such Lender shall remain the holder of its share of the Obligation for all purposes under this Agreement, (v) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Papers, and (vi) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold the Company and the Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 3.4 with respect to all participations in its part of the Obligation outstanding from time to time so long as the Company shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION
         3.4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Paper, except to the extent such Lender has voting rights pursuant to SECTION 11.10; provided that, in those cases where a Participant is entitled to the benefits of SECTION 3.4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its loans and advances hereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to SECTION 11.16 hereof.

         11.13 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Credit Parties' obligations under the Loan Papers shall remain in full force and effect until termination of the Letter of Credit Commitment and payment in full of all interest, fees, and other amounts of the Obligation then due and owing, and termination of the Letter of Credit except that SECTION 2.1(h), SECTION 3.4, SECTION 3.5(a), SECTION 3.5(b), and SECTION 11, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal, interest, fees, or any other amount payable by any Credit Party under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Credit Party or otherwise, the obligations of such Credit Party under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

         11.14 Judgment Currency.

                  (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder from a currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY"), the parties hereto agree, to the fullest extent that they may effectively do so, such conversion shall be done at the Exchange Rate used on the second Business Day preceding that day on which final judgment is given.

                  (b) The obligation of the Credit Parties in respect of any sum due in the Original Currency from any of them to any Lender, Issuing Lender, or the Administrative Agent under this Agreement shall, notwithstanding any judgment in any Other Currency, be discharged only if and to the extent that on the Business Day following receipt by such Lender, Issuing Lender, or the Administrative Agent of any sum adjudged to be so due in such Other Currency such Lender, Issuing Lender, or the Administrative Agent may in accordance with normal banking procedures purchase such amount of the Original Currency with such Other Currency at its principal office in London, England which the Administrative Agent could have purchased on the second Business Day preceding that on which the final judgment referred to in SECTION 11.9 is given; if the amount of the Original Currency so purchased is less than the amount of the Original Currency which the Administrative Agent could have purchased on the second Business Day preceding that on which such final judgment is given, each Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Lender, or the Administrative Agent against such difference, and if the amount of the Original Currency so purchased exceeds the amount of the Original Currency which the Administrative Agent could have purchased on the second Business Day preceding that on which such final judgment is given, such Lender, Issuing Lender, or the Administrative Agent agrees to remit such excess to the applicable Credit Party.

         11.15 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Credit Party or any other obligor, any such notice being waived by such Credit Party to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Credit Party, or any of them, against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Paper and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify such Credit Party and Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.16 CONFIDENTIALITY. The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to use its best efforts to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information: (a) to any other Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party, (b) to its auditors, accountants, legal counsel or other professional advisors, (c) as required by any Law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
to provisions substantially similar to those contained in this Section, to any Affiliate of any Lending Party or to any actual or proposed participant or assignee.

         11.17 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Company and the Guarantors, which information includes the name and address of the Company and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company and the Guarantors in accordance with the Act.

         EXECUTED by the parties hereto as of the day and year first above written.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE(S) FOLLOW.



                                    LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                        COMPANY:

                                        FLOWSERVE B.V.


                                        By: /s/ John M. Nanos
                                            -----------------------------------
                                            John M. Nanos
                                            Managing Director

ADDRESS FOR NOTICES:

5215 N. O'Connor Blvd., Suite 2300
Irving, Texas 75039
Attention: David F. Chavenson
Telephone No.: 972-443-6563
Facsimile No.: 972-445-6863



         Signature Page to Letter of Credit and Reimbursement Agreement

                                   GUARANTORS:

ADDRESS FOR NOTICES:                       FLOWSERVE CORPORATION

5215 N. O'Connor Blvd., Suite 2300
Irving, Texas 75039                        By: /s/ David F. Chavenson
Attention: David F. Chavenson                  ---------------------------------
Telephone No.:  972-443-6563                   David F. Chavenson
Facsimile No.:  972-445-6863                   Vice President



FLOWSERVE INTERNATIONAL B.V.               FLOWSERVE DORTMUND GMBH & CO. KG
FLOWSERVE REPAIR & SERVICES B.V.
                                           By: FLOWSERVE DORTMUND
                                               VERWALTUNGS-GMBH, its General
                                               Partner

By: /s/ John M. Nanos
    ----------------------------           By: /s/ John M. Nanos.
    John M. Nanos                              ---------------------------------
    Managing Director                          John M. Nanos
                                               Managing Director




FLOWSERVE S.A.                             FLOWSERVE BELGIUM N.V.


By: /s/ John M. Nanos                      By: /s/ John M. Nanos
    ----------------------------               ---------------------------------
    John M. Nanos                              John M. Nanos
    Chairman                                   Director


                                           By: /s/ Jan van Rens
                                               ---------------------------------
                                               Jan van Rens
FLOWSERVE FLOW CONTROL BENELUX B.V.            Managing Director

By: FLOWSERVE B.V., its Managing Director


    By: /s/ John M. Nanos.
        ------------------------
        John M. Nanos
        Managing Director



         Signature Page to Letter of Credit and Reimbursement Agreement

                                           ADMINISTRATIVE AGENT, ISSUING LENDER,
                                           AND A LENDER:

                                           CALYON NEW YORK BRANCH


                                           By: /s/ Philippe Soustra
                                               ---------------------------------
                                               Name:  Philippe Soustra
                                               Title: Executive Vice President


                                           By: /s/ Attila Coach
                                               ---------------------------------
                                               Name:  Attila Coach
                                               Title: Sr. Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                                               LENDER:

                                               ABN AMRO BANK N.V.


                                               By: /s/ Terrence J. Ward
                                                   -----------------------------
                                                   Name:  Terrence J. Ward
                                                   Title: Senior Vice President


                                               By: /s/ Angela Noique
                                                   -----------------------------
                                                   Name:  Angela Noique
                                                   Title: Group Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                                               LENDER:

                                               BANK OF AMERICA, N.A.


                                               By: /s/ Brian D. Corum
                                                   -----------------------------
                                                   Name:  Brian D. Corum
                                                   Title: Managing Director




         Signature Page to Letter of Credit and Reimbursement Agreement

                                            LENDER:

                                            BANK OF TOKYO-MITSUBISHI, LTD.


                                            By: /s/ D. Barnell
                                                --------------------------------
                                                Name:  D. Barnell
                                                Title: Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                                               LENDER:

                                               CITICORP NORTH AMERICA, INC.


                                               By: /s/ Svetoslav Nikov
                                                   -----------------------------
                                                   Name:  Svetoslav Nikov
                                                   Title: Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                               LENDER:

                               CREDIT INDUSTRIEL ET COMMERCIAL


                               By: /s/ Anthony Rock  /s/ Sean Mounier
                                    --------------------------------------------
                                    Name:  Anthony Rock     Sean Mounier
                                    Title: Vice President   First Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                                            LENDER:

                                            CREDIT SUISSE FIRST BOSON, ACTING
                                            THROUGH ITS CAYMAN ISLANDS BRANCH


                                            By: /s/ James Moran
                                                --------------------------------
                                                Name:  James Moran
                                                Title: Director


                                            By: /s/ Denise Alvarez
                                                --------------------------------
                                                Name:  Denise Alvarez
                                                Title: Associate



         Signature Page to Letter of Credit and Reimbursement Agreement

                                              LENDER:

                                              MIZUHO CORPORATE BANK, LTD.


                                              By: /s/ Raymond Ventura
                                                  ------------------------------
                                                  Name:  Raymond Ventura
                                                  Title: Senior Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement

                                          LENDER:

                                          WACHOVIA BANK, NATIONAL ASSOCIATION


                                          By: /s/ Nathan R. Rantala
                                              ----------------------------------
                                              Name:  Nathan R. Rantala
                                              Title: Vice President



         Signature Page to Letter of Credit and Reimbursement Agreement